                                                                   EXHIBIT NO. 2








                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                             THE BISYS GROUP, INC.,

                                BI-PJR-BD, INC.,

                            P.J. ROBB VARIABLE CORP.

                                       AND

                              BRUCE ANDREW HARRISON




                          DATED AS OF FEBRUARY 28, 2001


                                TABLE OF CONTENTS
                                -----------------                                                             PAGE
                                                                                                              ----
ARTICLE I                  THE MERGER..........................................................................2

SECTION 1.01               The Merger..........................................................................2
SECTION 1.02               Effect Of the Merger................................................................2
SECTION 1.03               Consummation of the Merger..........................................................3
SECTION 1.04               Charter; By-Laws; Directors and Officers............................................3
SECTION 1.05               Further Assurances...................................................................

ARTICLE II                 CONVERSION OF SECURITIES............................................................4

SECTION 2.01               Conversion of Securities of the Company.............................................4
SECTION 2.02               Acquisition Common Stock............................................................8
SECTION 2.03               Exchange of Certificates............................................................8

ARTICLE III                REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SHAREHOLDER......................11

SECTION 3.01               Authority Relative to Agreement....................................................11
SECTION 3.02               Shareholder's Title to Stock.......................................................11
SECTION 3.03               Organization, Standing and Qualification...........................................11
SECTION 3.04               Capitalization.....................................................................12
SECTION 3.05               Subsidiaries.......................................................................12
SECTION 3.06               Charter and By-Laws................................................................12
SECTION 3.07               Execution and Performance of Agreement; Validity and Binding Nature................12
SECTION 3.08               Financial Statements...............................................................13
SECTION 3.09               Intellectual Property..............................................................13
SECTION 3.10               Software...........................................................................15
SECTION 3.11               Customers and Vendors..............................................................17
SECTION 3.12               Employment, Deferred Compensation or Similar Agreements; Collective
                           Bargaining Agreements; Employee Benefit Plans..................................... 17
SECTION 3.13               Inventory..........................................................................18
SECTION 3.14               Real Estate........................................................................19
SECTION 3.15               Title to and Condition of Personal Property........................................19
SECTION 3.16               Accounts Receivable................................................................19
SECTION 3.17               Service Warranties; Contract Losses................................................20
SECTION 3.18               Taxes..............................................................................20
SECTION 3.19               Litigation.........................................................................20
SECTION 3.20               Other Material Contracts and Commitments...........................................21
SECTION 3.21               Labor Relations....................................................................22
SECTION 3.22               Insurance..........................................................................22
SECTION 3.23               Conduct of Business and Absence of Changes.........................................22

SECTION 3.24               Compliance with Laws; Governmental Authorizations..................................23
SECTION 3.25               Officers, Directors and Depositories...............................................24
SECTION 3.26               Environmental Matters..............................................................24
SECTION 3.27               Third Party and Governmental Consents..............................................25
SECTION 3.28               Licenses and Permits...............................................................25
SECTION 3.29               Absence of Undisclosed Liabilities.................................................26
SECTION 3.30               Marketable Securities and Other Investments........................................26
SECTION 3.31               Loans to or from Officers, Directors, Shareholders or Employees....................27
SECTION 3.32               Regulatory Filings.................................................................27
SECTION 3.33               Registrations......................................................................28
SECTION 3.34               Form BD, Form of Registered Representative
                           Agreement and Form ADV.............................................................28
SECTION 3.35               Miscellaneous Broker/Dealer Matters................................................29
SECTION 3.36               Representations and Warranties True................................................29

ARTICLE IV                 ADDITIONAL REPRESENTATIONS AND WARRANTIES OF  SHAREHOLDER..........................29

SECTION 4.01               Authority and Capacity Relative to Agreement.......................................29
SECTION 4.02               Execution and Performance of Agreement; Validity and Binding Nature................30
SECTION 4.03               Stock of the Company...............................................................30
SECTION 4.04               Additional Representations and Covenants of Shareholder............................31
SECTION 4.05               Representations and Warranties True ...............................................34

ARTICLE V                  REPRESENTATIONS AND WARRANTIES OF PARENT...........................................34

SECTION 5.01               Organization and Qualification.....................................................34
SECTION 5.02               Authority Relative to Agreement....................................................34
SECTION 5.03               Non-Contravention..................................................................35
SECTION 5.04               Parent Public Information..........................................................35
SECTION 5.05               Governmental Consents..............................................................35
SECTION 5.06               Representations and Warranties True ...............................................36

ARTICLE VI                 REPRESENTATIONS AND WARRANTIES OF ACQUISITION......................................36

SECTION 6.01               Organization and Qualification.....................................................36
SECTION 6.02               Authority Relative to Agreement....................................................36
SECTION 6.03               Non-Contravention..................................................................37
SECTION 6.04               Governmental Consents..............................................................37
SECTION 6.05               Other Matters; Litigation..........................................................37
SECTION 6.06               Representations and Warranties True................................................38

ARTICLE VII                COVENANTS..........................................................................38

SECTION 7.01               Conduct of the Company's Business..................................................38
SECTION 7.02               Certain Covenants of Parent and Acquisition........................................40
SECTION 7.03               Access to Information..............................................................41
SECTION 7.04               Further Assurances.................................................................41
SECTION 7.05               Inquiries and Negotiations.........................................................42
SECTION 7.06               Stock Options......................................................................42
SECTION 7.07               Notification of Certain Matters....................................................43
SECTION 7.08               Indemnification....................................................................43
SECTION 7.09               Confidentiality....................................................................48
SECTION 7.10               Covenants of Shareholders..........................................................49
SECTION 7.11               Transfer Restrictions After the Effective Time.....................................50
SECTION 7.12               Registration Rights Agreement......................................................50
SECTION 7.13               Dispute Resolution.................................................................50
SECTION 7.14               Credit for Prior Service...........................................................50


ARTICLE VIII               CONDITIONS TO THE MERGER...........................................................51

SECTION 8.01               Conditions to Each Party's Obligation to Effect the Merger.........................51
SECTION 8.02               Conditions to the Obligation of the Company and the Shareholders
                           to Effect the Merger...............................................................51
SECTION 8.03               Conditions to the Obligation of Parent and Acquisition to Effect
                           the Merger.........................................................................51

ARTICLE IX TERMINATION AND ABANDONMENT........................................................................54

SECTION 9.01               Termination and Abandonment........................................................54
SECTION 9.02               Effect of Termination..............................................................54

ARTICLE X MISCELLANEOUS    ...................................................................................55

SECTION 10.01              Survival of Representations and Warranties.........................................55
SECTION 10.02              Expenses, Etc......................................................................55
SECTION 10.03              Publicity..........................................................................55
SECTION 10.04              Execution in Counterparts..........................................................56
SECTION 10.05              Notices............................................................................56
SECTION 10.06              Waivers............................................................................57
SECTION 10.07              Entire Agreement...................................................................57
SECTION 10.08              Applicable Law.....................................................................58
SECTION 10.09              Binding Effect, Benefits...........................................................58
SECTION 10.10              Assignability......................................................................58
SECTION 10.11              Amendments.........................................................................58
SECTION 10.12              Knowledge..........................................................................58


                         INDEX TO SCHEDULES AND EXHIBITS

      Schedule                                                Description
      --------                                                -----------
         2.01(b)                                     Staffing Levels
         3.01                                        Power and Authority - Exceptions
         3.02                                        Shareholders Agreements
         3.03                                        States and Jurisdictions of Incorporation and Qualification to
                                                     do Business; Exceptions
         3.04                                        Capitalization
         3.05                                        Subsidiaries
         3.09                                        Company Intellectual Rights
         3.10(a)                                     Software
         3.10(b)                                     Unlicensed Use of Off-the-Shelf Software
         3.11                                        Customers and Vendors
         3.12(a)                                     Employment Contracts and Deferred Compensation Agreements
         3.12(b)                                     Employee Benefit Plans
         3.12(c)                                     Multi-Employer Plans
         3.14(a)                                     Real Property
         3.14(b)                                     Real Estate Leases; Exceptions
         3.15                                        Liens
         3.18                                        Tax Matters; Tax Audits
         3.19                                        Litigation
         3.20                                        Material Contracts/Affiliates
         3.21                                        Labor Relations
         3.22                                        Insurance
         3.23                                        Changes Since December 31, 2000
         3.24                                        Compliance with Laws - Exceptions
         3.25                                        Officers, Directors and Depositories
         3.27                                        Consents
         3.28(a)                                     Licenses and Permits
         3.28(b)                                     BD and Insurance Licenses
         3.30                                        Marketable Securities and Other Investments
         3.31                                        Related Party Loans
         3.32                                        Regulatory Filings - Exceptions
         3.33                                        Registered Representatives
         3.35                                        Miscellaneous Broker/Dealer Matters
         4.04(l)                                     Shareholder Interests





                  Exhibit                    Section Ref.                           Description
                  -------                    ------------                           -----------

                     A                       4.04(e)                   Form of Accredited Investor
                                                                       Certificate

                     B                        7.12                     Form of Registration Rights Agreement

                     C                        8.02(g)                  Form of Opinion of Parent's
                                                                       Counsel to the Company and Shareholder

                     D                        8.03(g)                  Form of Opinion of Company's Counsel to
                                                                       Parent and Acquisition

                                                                   EXHIBIT NO. 2

                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of February 28, 2001, among THE BISYS GROUP, INC., a Delaware corporation, with an address at 150 Clove Road, Little Falls, New Jersey 07424 ("Parent"), BI-PJR-BD, INC., a Delaware corporation and a wholly-owned subsidiary of Parent, with an address at 150 Clove Road, Little Falls, New Jersey 07424 ("Acquisition"), P.J. ROBB VARIABLE CORP., a Tennessee corporation, with an address at 42 South McLean Boulevard, Memphis, Tennessee 38104 (the "Company") and BRUCE ANDREW HARRISON, an individual with an address at 3868 N. Galloway Drive, Memphis, Tennessee 38111 ("Harrison", or "Shareholder"). The Company and Acquisition are hereinafter sometimes referred to as the "Constituent Corporations" and the Company as the "Surviving Corporation".

                  WHEREAS, the Company is engaged in the business of life insurance sales and distribution (the "Business");

                  WHEREAS, Parent, Acquisition and the Company desire that Acquisition merge with and into the Company (the "Merger"), upon the terms and conditions set forth herein and in accordance with the Tennessee Business Corporation Act (the "BCA"), with the result that the Company shall continue as the surviving corporation and the separate existence of Acquisition (except as it may be continued by operation of law) shall cease;

                  WHEREAS, Parent, Acquisition and the Company desire that upon the Merger, at the Effective Time (as hereinafter defined), all outstanding shares of the capital stock of the Company be converted into the right to receive fully paid and nonassessable shares of Common Stock, $.02 par value, of Parent ("Parent Common Stock") and the outstanding shares of Acquisition be converted into the right to receive fully paid and nonassessable shares of common stock, no par value, of the Surviving Corporation, as hereinafter provided;

                  WHEREAS, Parent, Acquisition and the Company desire that, immediately after the Effective Time and solely as a result of the Merger, Parent will own all the issued and outstanding shares of the capital stock of the Surviving Corporation;

                  WHEREAS, for federal income tax purposes, it is intended that
(a) the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"), (b) this Agreement constitutes a plan of reorganization thereunder and (c) Parent, Acquisition and the Company will each be a party to such reorganization within the meaning of
Section 368(b) of the Code; and

                  WHEREAS, the respective Boards of Directors of the Company, Parent and Acquisition have approved the Merger;

                  NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions contained herein, and in order to set forth the terms and conditions of the Merger and the mode of carrying the same into effect, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

                  SECTION 1.01 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, in accordance with this Agreement and the BCA, Acquisition shall be merged with and into the Company, the separate existence of Acquisition (except as it may be continued by operation of law) shall cease, and the Company shall continue as the surviving corporation under the name P.J. Robb Variable Corp. unless and until the Articles of Incorporation (hereinafter defined) shall be further amended to change the name of the Surviving Corporation.

                  SECTION 1.02 Effect Of the Merger. Upon the effectiveness of the Merger, the Surviving Corporation shall succeed to and assume all the rights and obligations of Acquisition and the Company in accordance with the BCA, and the Merger shall otherwise have the effects set forth in Section 48-21-101 et seq. of the BCA.

                  SECTION 1.03 Consummation of the Merger. As soon as practicable after the satisfaction or waiver of the conditions to the obligations of the parties to effect the Merger set forth herein, provided that this Agreement has not been terminated previously, the parties hereto will cause the Merger to be consummated by filing with the Secretary of State of the State of Tennessee a properly executed Certificate of Merger in accordance with the BCA. The Merger shall be effective upon filing of such certificate or on such later date as may be specified therein (the time of such effectiveness being the "Effective Time").

                  SECTION 1.04 Charter; By-Laws; Directors and Officers. Immediately after the Effective Time, the Articles of Incorporation of the Company shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and as provided by the BCA. As of the Effective Time, the By-Laws of the Surviving Corporation shall be the By-Laws of the Company as in effect immediately prior to the Effective Time, until thereafter amended in accordance with the provisions thereof and the Articles of Incorporation of the Surviving Corporation and as provided by the BCA. The initial directors and officers of the Surviving Corporation shall be the directors and officers set forth below, in each case until their respective successors are duly elected and qualified.

                  Directors

                  Lynn J. Mangum
                  Dennis R. Sheehan

                  Officers

                  Lynn J. Mangum            Chairman and Chief Executive Officer
                  Bruce A. Harrison         President
                  Dennis R. Sheehan         Executive Vice President and
                                              Treasurer
                  Mark J. Rybarcyzk         Executive Vice President,
                                              Human Resources
                  Kevin J. Dell             Executive Vice President and
                                              Secretary
                  John Gilliam              Vice President
                  Edward S. Forman          Assistant Secretary


                  SECTION 1.05 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (ii) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of such Constituent Corporation, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

                  SECTION 2.01 Conversion of Securities of the Company. By virtue of the Merger and without any action on the part of the holder of the common stock, no par value, of the Company (the "Company Common Stock"), at the Effective Time all outstanding shares of the Company Common Stock (subject to the terms of Section 2.03(D) below) shall be converted into the right to receive fully paid and nonassessable shares of Parent Common Stock on the following basis:

                  (a) Merger Price. The aggregate consideration to be paid in connection with the Merger shall be paid (i) at the Effective Time, in the form of Parent Common Stock valued, as set forth below, at One Million Five Hundred Thousand Dollars ($1,500,000) (the "Effective Time Merger Price") and (ii) on or prior to March 30, 2002 (the "Contingent Payment Date"), in the form of Parent Common Stock valued, as further set forth below, at an amount equal to twenty-five percent (25%) of the Contingent Purchase Price (as defined below), if any (the "Contingent Merger Price", and together with the Effective Time Merger Price, the "Merger Price").

                  (b) For purposes hereof, the "Contingent Purchase Price" shall mean a contingent purchase price amount up to but not in excess of Four Million Four Hundred Thousand Dollars ($4,400,000), determined by determining the percentage increase, if any, in first year Net Revenues (hereinafter defined) which constitute Creditable Net Revenues (hereinafter defined) actually received by the Company, The Advanced Markets, L.L.C. ("TAM") and P.J. Robb Inc., a wholly-owned subsidiary of TAM ("Sub", and together with the Company and TAM, the "BH Entities"), collectively, during the twelve-month period following the Effective Time, and subject to the terms of sub-sections (c) and (d) below, over the amount of $826,468, representing the amount of such Net Revenues actually received by the BH Entities during calendar year 2000 (as determined in accordance with the Company's account management system (the "AMS System") and its other accounting books and records) and multiplying any such percentage increase in Net Revenues which constitute Creditable Net Revenues in excess of $1,157,055.20 (or 140% of $826,468) by the applicable amount determined in accordance with sub-section 2.01(b) below. "Creditable Net Revenues", for purposes hereof, means all Net Revenues described in this sub-section (b) and the respective applicable percentages of Net Revenues described in the second and third sentences of sub-section (d) below, in each case which Net Revenues are actually received during the twelve-month period following the Effective Time. The Contingent Purchase Price, if any, shall be calculated in accordance with the terms set forth below and assumes staffing levels as in effect during calendar year 2000 remaining in effect through February 28, 2002, as set forth on Schedule 2.01(b) hereto, subject to modification only with the written consent of Parent except as otherwise provided below in sub-section 2.01(d):


     Increase in First
     Year Net Revenues
     Which Constitute Cre-        Percentage Increase             Contingent
     ditable Net Revenues         Greater Than 40%              Purchase Price
     --------------------         -------------------           --------------
              40% or less                0                              0
              45%                        5%                       $  285,714
              55%                        15%                      $  857,143
              65%                        25%                      $1,428,571
              75%                        35%                      $2,000,000
              85%                        45%                      $2,571,429
              95%                        55%                      $3,142,857
              100%                       60%                      $3,428,571
              110%                       70%                      $4,000,000
              115%                       75%                      $4,285,714
              117%                       77%                      $4,400,000

                  (c) In the event of an increase in Net Revenues which constitute Creditable Net Revenues, calculated in accordance with the terms hereof, and subject to the other terms and conditions of this Section 2.01, for the twelve-month period following the Effective Time (herein referred to from time to time as "first year") of more than 40% over Net Revenues of $826,468 for calendar year 2000, each percentage point increase (rounded to the nearest whole percentage point) above 40% shall entitle Shareholder to such number of shares of Parent Common Stock, valued at the Contingent Average Price (as hereinafter defined), equivalent in value to the amount of Fourteen Thousand, Two Hundred Eighty-Five Dollars and Seventy-Two Cents ($14,285.72 (or 25% of Fifty-Seven Thousand, One Hundred Forty-

Two Dollars and Eighty-Six Cents ($57,142.86). By way of example only, a 52% increase in Net Revenues which constitute Creditable Net Revenues in the twelve-month period following the Effective Time over calendar year 2000 Net Revenues shall result in a Contingent Merger Price payable hereunder in the form of Parent Common Stock, valued at the Contingent Average Price, in the amount of $171,428.58 (or 25% of $685,714.32 (12 x $57,142.86), in the aggregate).

                  (d) For purposes hereof, "Net Revenues" shall mean first year and bonus gross commissions received by the BH Entities, collectively, less all compensation paid to other parties, including to selling agent(s), manager(s), general agent(s), employees and independent contractors (excluding all employees' base salary compensation), subject to the balance of the terms in this sub-section 2.01(d). Except as otherwise specifically provided below, all Net Revenues shall constitute Creditable Net Revenues. For Net Revenues generated through insurance sales made by or through any of the BH Entities or any licensed agent or agency with which any of the BH Entities has an "existing revenue producing relationship" as of the date hereof, as evidenced by its listing on the AMS System as of the Effective Time (collectively, the "BH Licensed Agents"), where the on-going administration of such sale will be processed by Parent or any of its Affiliates (i.e., by an entity other than any BH Entity, collectively, "Parent Representatives"), none of such Net Revenues shall constitute Creditable Net Revenues unless (i) such sale is the result of a formal sales program that is implemented by mutual agreement among Shareholder, his supervisor and the applicable institutional relationship, and (ii) the BH Licensed Agent has not previously sold such insurance product through any Parent Representative, in which case fifty percent (50%) of such Net Revenues shall constitute Creditable Net Revenues. (The parties have discussed the possibility of a formal sales program with respect to the B.H. Entities' existing revenue producing relationships with KeyCorp and PaineWebber, Southeast region.) In addition, twenty-five percent (25%) of Net Revenues resulting from other than "existing revenue producing relationships" in connection with a formal sales or marketing program mutually agreed by Shareholder and his supervisor and any applicable institution involving the active participation of Shareholder or any B.H. Entity in such program shall constitute "Creditable Net Revenues" for purposes of the calculation of the Contingent Purchase Price hereunder. (The parties have discussed the possibility of a formal sales or marketing program to generate such Net Revenues involving PaineWebber, Mid-Atlantic and Mellon Bank.) Anything herein to the contrary notwithstanding, the BH Entities shall be entitled in all events to engage or employ any and all licensed agents or personnel of any type or kind, provided their compensation is limited to commissions based on revenues generated by their respective efforts and provided, further, that any and all related sales commission expenses are deducted from Net Revenues generated in connection therewith. Net Revenues actually received for the twelve-month period following the Effective Time shall be determined on the basis of the BH Entities' records and Parent's records, as applicable. The parties hereby agree to provide to each other during the period following the Effective Time through the Contingent Payment Date access to all information reasonably necessary to perform the calculations required by this Section 2.01 not less frequently than on a quarterly basis, to the extent such information is in such party's possession. Any disputes in the determination of Creditable Net Revenues in accordance with the terms hereof for the twelve-month period following the Effective Time shall be resolved in accordance with the provisions set forth in
Section 7.13 hereof.

                  (e) The Effective Time Merger Price shall be divided by the average of the closing price per share of Parent Common Stock (the "Effective Time Average Price") as reported by the National Association of Securities Dealers Inc. Automated Quotation System ("NASDAQ") for the ten (10) trading days immediately preceding two (2) business days prior to the date on which the Effective Time shall occur, which Effective Time Average Price shall be used to determine the number of shares of Parent Common Stock into which the outstanding shares of Company Common Stock shall be converted in the Merger as of the Effective Time (the "Effective Time Merger Consideration"). The Contingent Merger Price, if any, shall be divided by the average of the closing price per share of Parent Common Stock (the "Contingent Average Price") as reported by the NASDAQ for the ten (10) trading days immediately preceding two (2) business days prior to the Contingent Payment Date, which Contingent Average Price shall be used to determine the number of shares of Parent Common Stock to be delivered to Shareholder on the Contingent Payment Date (the "Contingent Consideration", and together with the Effective Time Merger Consideration, the "Aggregate Parent Common Stock Consideration").

                  (f) Exchange Value. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding any such shares held in the treasury of the Company, which shall be cancelled as provided in paragraph (c) below) (all such shares collectively referred to herein as the "Exchange Shares") shall be converted into the right to receive the number of shares of Parent Common Stock (the "Exchange Value"), determined by dividing the Aggregate Parent Common Stock Consideration by the aggregate number of Exchange Shares. If, prior to the Effective Time, for purposes of determining the Effective Time Merger Consideration, or, prior to the Contingent Payment Date, for purposes of determining the Contingent Consideration, Parent should split or combine the outstanding shares of Parent Common Stock, or pay a stock dividend or other stock distribution in Parent Common Stock, then the determination of the Exchange Value shall be appropriately adjusted to reflect such split, combination, dividend or other distribution. Notwithstanding the fact that the Exchange Value will not be finally determined until the Contingent Payment Date, Shareholder shall be entitled to receive the Effective Time Merger Consideration promptly after the Effective Time upon surrender of the Certificates, as set forth in Section 2.03(a) below. The Contingent Consideration, if any, shall be paid in accordance with the terms of Section 2.03(b) below.

                  (g) Treasury Stock. Any shares of capital stock held in the treasury of the Company as of the Effective Time shall be cancelled and retired as of the Effective Time and no capital stock of Parent, cash or other consideration shall be paid or delivered in exchange therefor.

                  SECTION 2.02 Acquisition Common Stock. At the Effective Time, each of the One Hundred (100) shares of common stock, par value $.01, of Acquisition issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one (1) share of the common stock, no par value, of the Surviving Corporation, which shall constitute all of the issued and outstanding shares of the Surviving Corporation after the Effective Time.

                  SECTION 2.03 Exchange of Certificates. (a) Promptly after the Effective Time, Shareholder shall deliver to Parent the certificate or certificates representing his shares of Company Common Stock (each, a "Certificate") in form sufficient for transfer and cancellation pursuant thereto, which shall thereupon be deemed terminated and of no further force or effect. Upon surrender of a Certificate (or Certificates) for cancellation to Parent in form sufficient for transfer and cancellation pursuant hereto and delivery to Parent of such other documents as may reasonably be required by Parent, Shareholder shall be entitled to receive in exchange therefor (x) a certificate evidencing that number of whole shares of Parent Common Stock which Shareholder has the right to receive in respect of the shares of Company Common Stock evidenced by such Certificate (or Certificates), based on the Effective Time Merger Price, the Effective Time Average Price and the Effective Time Merger Consideration (after taking into account all shares of Company Common Stock then held of record by such holder) and (y) a check representing the amount of cash in lieu of fractional shares of Parent Common Stock, if any, and unpaid dividends or other distributions, if any, to which such holder is entitled pursuant to the provisions of this Section 2.03(a), after giving effect to any applicable withholding tax, and the Certificate (or Certificates) so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to Shareholder hereunder.

                  (b) Upon determination of the Contingent Purchase Price, if any, pursuant to Section 2.01 hereof, Shareholder shall be entitled to receive
(x) a certificate evidencing that number of whole shares of Parent Common Stock which Shareholder has the right to receive based on the Contingent Merger Price, the Contingent Average Price and the Contingent Consideration (if any) and (y) a check representing the amount of cash in lieu of fractional shares of Parent Common Stock, if any, and unpaid dividends or other distributions, if any, to which such holder is entitled pursuant to the provisions of this Section 2.03(b), after giving effect to any applicable withholding tax. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to Shareholder hereunder.

                  (c) No dividends or other distributions declared after the Effective Time with respect to Parent Common Stock shall be paid with respect to any shares of Company Common Stock represented by a Certificate until such Certificate is surrendered for exchange as provided herein. After surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, with respect to the Effective Time Merger Consideration, the amount of dividends or other distributions with a record date after the Effective Time theretofore declared with respect to such whole shares of Parent Common Stock and not paid, less the amount of any applicable withholding taxes thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to the date of such surrender and with a payment date subsequent to the date of such surrender payable with respect to such whole shares of Parent Common Stock, less the amount of any applicable withholding taxes thereon.

                  (d) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates following the Effective Time, or on the Contingent Payment Date, if applicable, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Parent. Each holder of shares of Company Common Stock who would otherwise have been entitled to receive in the Merger, including in respect of the Contingent Consideration, if any, a fraction of a share of Parent Common Stock (after taking into account all certificates surrendered by such holder) shall be entitled to receive, in lieu thereof, a check in an amount (without interest) equal to such fractional part of a share of Parent Common Stock multiplied by the Merger Average Price or the Contingent Average Price, as applicable.

                  (e) From and after the date of this Agreement, the stock transfer books of the Company shall be closed, and there shall be no further registrations of transfers of shares of Company Common Stock on the records of the Company.

                  (f) In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting of a bond in such reasonable amount as the Surviving Corporation may direct, Parent shall issue in exchange for such Certificate the shares of Parent Common Stock and, if any, cash in lieu of fractional shares and unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof as provided herein.

                  (g) Promptly after the Effective Time, the Surviving Corporation shall issue to Parent a certificate representing One Hundred (100) shares of the common stock of the Surviving Corporation, and Parent shall cause the certificates representing the shares of the capital stock of Acquisition to be cancelled.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                                 AND SHAREHOLDER

                  Each of the Company and Shareholder, jointly and severally, hereby represents and warrants to Parent and Acquisition, knowing that each of Parent and Acquisition is relying hereon in entering into the transactions contemplated hereby, as follows.

                  SECTION 3.01 Authority Relative to Agreement. Except as otherwise disclosed in Schedule 3.01, the Company has all requisite power and authority to enter into and to perform its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company, and, other than approval of the shareholders of the Company, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby.

                  SECTION 3.02 Shareholder's Title to Stock. The shares of Company Common Stock identified on Schedule 3.04 represent, collectively, all of the issued and/or outstanding shares of capital stock or other equity interests in the Company. Except as listed in Schedule 3.02, neither the Company nor Shareholder is a party to any shareholders agreement, buy-sell agreement, agreement providing antidilution or preemptive rights, special rights upon a change of control of the Company, or any similar agreement or arrangement.

                  SECTION 3.03 Organization, Standing and Qualification. Except as otherwise disclosed in Schedule 3.03, the Company is a corporation, duly organized, validly existing and in good standing under the laws of Tennessee. The Company has the corporate power and lawful authority to own and hold its properties and conduct its business as now owned, held and conducted in its state of incorporation and the states in which it has qualified to do business. The Company is qualified and in good standing in all states (or other jurisdictions) in which such qualification is required by reason of the nature or extent of business conducted by the Company therein, except where the failure to be so qualified would not have a Material Adverse Effect (hereinafter defined). Such states (and jurisdictions) are specified in Schedule 3.03 attached hereto. As used in this Agreement, the term "Material Adverse Effect" shall mean, with respect to any party, a material adverse effect on the assets, financial condition, operating results, business or prospects of such party and its subsidiaries, taken as a whole.

                  SECTION 3.04 Capitalization. The authorized capital stock of the Company is set forth on Schedule 3.04. Schedule 3.04 further sets forth the number of shares or other equity interests of the Company and of each such subsidiary, all which are validly issued and outstanding, fully paid and nonassessable. The number of shares of Company Common Stock owned of record by each holder is set forth in Schedule 3.04 hereof. Except as set forth on
Schedule 3.04, the Company does not have any outstanding (i) subscription, warrants, convertible securities, obligations, options, or rights entitling others to acquire shares of capital stock of or other equity interests in the Company or any such subsidiary, or (ii) securities, options, warrants, rights or other instruments convertible into shares of capital stock of or other equity interests in the Company or any such subsidiary, or (iii) performance shares or other rights having a value based on the value of a share of Company Common Stock.

                  SECTION 3.05 Subsidiaries. There is no corporation, partnership, joint venture, limited liability company or other entity in which the Company has, directly or indirectly, any investment or to which the Company has made an advance of cash, other than as listed on Schedule 3.05 attached hereto. Neither the Company nor any such subsidiary is under any obligation to acquire any securities from any person or entity.

                  SECTION 3.06 Charter and By-Laws. True and complete copies of the Company's Charter (the "Charter") and By-Laws, each as amended, have been delivered to Parent.

                  SECTION 3.07 Execution and Performance of Agreement; Validity and Binding Nature. The execution and delivery of this Agreement by the Company, and the performance by the Company of the terms of this Agreement and the transactions contemplated hereby, will not result in a breach of any of the terms of, or constitute a violation of or default under, the Charter or By-Laws of the Company or any statute, contract, indenture or other instrument by which the Company or any of its properties are bound, and, except as provided in
Section 3.27 hereof, no consent, approval, authorization or order of any court or governmental authority is required in connection with the execution and delivery of this Agreement by the Company and the performance by the Company of the terms of this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company. This Agreement is, and the documents and agreements executed and delivered by the Company pursuant to the terms hereof, when duly executed and delivered by all parties whose execution and delivery thereof is required, will be, legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, receivership, moratorium, conservatorship, reorganization or other laws of general application affecting the rights of creditors generally or by general principles of equity.

                  SECTION 3.08 Financial Statements. The Company has delivered to Parent the unaudited balance sheet of the Company, consolidated as applicable, as of December 31, 2000 (the "Balance Sheet") and the unaudited balance sheets of the Company, as of December 31, 1999 and 1998, respectively, and the related statements of income and retained earnings, operations, statements of changes in stockholders' equity (deficit) and statements of cash flows, consolidated as applicable, and notes thereto for the fiscal years then ended. The Balance Sheet and said related financial statements and notes thereto for such three fiscal years are hereinafter referred to collectively as the "Financial Statements". Each of the Financial Statements (a) is true and correct and has been prepared from the accounting books and records of the Company, (b) has been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis with prior periods covered thereby, and
(c) presents fairly in all material respects the financial position of the Company as at its respective date and the results of the Company's operations, changes in stockholders' equity (deficit) and cash flows for such period in all respects. All prepaid expenses included therein as assets represent payments theretofore made by the Company, the benefit and advantage of which may be obtained and enjoyed by the business of the Company. The accounting books and records of the Company have been kept, and will be kept to the Effective Time, in reasonable detail and in accordance with the same accounting principles heretofore used consistently applied and fairly and accurately reflect, and will fairly and accurately reflect to the Effective Time, all of the transactions of the Company, and are and will be complete and correct in all material respects.

                  SECTION 3.09 Intellectual Property. "Intellectual Property" shall mean all proprietary rights and information, including, without limitation, all patents, patent applications, divisions, continuations and continuations-in-part, ideas, conceptions and inventions (whether or not patentable, reduced to practice or made the subject of a pending patent application), copyrights (whether or not registered), copyrighted or copyrightable works, works of authorship, domain names, trademarks, tradenames, drawings, designs, mask works or registrations thereof, semi-conductor topography rights, know-how, trade secrets, manufacturing and production processes and techniques, discoveries, research and development information, other confidential technical information, and source codes and object codes, as well as all rights in and to computer programs, data files and other software and other intellectual property or proprietary rights of the Company. "Company Intellectual Property" shall mean the Registered Intellectual Property (hereinafter defined), together with all other Intellectual Property being used in Company's business as presently conducted. "Registered Intellectual Property" shall mean all patents, copyrights, domain names, trade names and trademarks of Company which the Company has registered or has made application for registration in the United States and which have been used in Company's business as it has been conducted or are used in Company's business as it is now being conducted. Schedule 3.09 contains a complete and accurate list of all Registered Intellectual Property. The Company Intellectual Property constitutes all of the Intellectual Property that is material to the conduct of Company's business as presently conducted. Except as set forth in Schedule 3.09, the Company has all right, title and interest in and to, or is otherwise licensed or has the right to use, the Company Intellectual Property free and clear of any liens and encumbrances. The Company is the exclusive owner of the corporate name "P.J. Robb Variable Corp." in the State of Tennessee and the Company has used, prior to the date hereof, the trade name "P.J. Robb Variable Corp." in the ordinary and regular course of business. Except as set forth on Schedule 3.09, the consummation of the transactions contemplated hereby will not result in any modification, or create any right of termination, cancellation, reversion, rescission, or revision, with respect to any of the Company Intellectual Property. There are no infringements, misappropriations, or dilutions by any third parties upon any Company Intellectual Property, to the knowledge of the Company or Shareholder. Except as disclosed in Schedule 3.09 and except as to the Software Contracts and the Off-the-Shelf Software (each as hereinafter defined) utilized by the Company, there are no outstanding orders, judgments, injunctions, legal or governmental proceeding (other than pending registrations or renewals or recordation of assignments) or stipulations or agreements or covenants restricting or affecting in any manner the ownership or use of the Company Intellectual Property by the Company. The Company is not infringing the rights of others with respect to the use of the Company Intellectual Property by the Company and there are no proceedings or notices of proceedings to oppose, cancel, or otherwise to defeat or invalidate the Company's rights to any of Company Intellectual Property in any jurisdiction and, to the knowledge of the Company, none are threatened. Except as set forth in Schedule 3.09, the Company has used reasonable measures to protect and preserve the validity and enforceability of the Company Intellectual Property that is owned by the Company and that is material to the operation of the Business and the goodwill associated therewith, including without limitation the confidentiality and enforceability of trade secrets, formulae, know-how, and specifications and the confidentiality and/or proprietary information included in the Company Intellectual Property that is owned by the Company and that is material to the operation of the Business. No trade secret, formulaes, know-how, specifications or confidential and/or proprietary information has been disclosed to any third party other than pursuant to appropriate nondisclosure agreements consistent with industry practice or otherwise in accordance with the ordinary course of its business.

                  SECTION 3.10 Software.

                  (a) Schedule 3.10(a) hereto contains a true, complete and accurate list and summary description of (i) all computer software and related programs owned by the Company, including all software, source codes and object codes ("Proprietary Software") and (ii) all computer software and related programs licensed by the Company for use in connection with the business of the Company, other than off-the-shelf software licensed to the Company which is not material to the operation of the Company's business or the services provided by the Company ("Off-the-Shelf Software") (both the owned and licensed software referenced in clauses (i) and (ii), excluding the Off-the-Shelf Software, are hereinafter referred to collectively as the "Software"). The Company either owns or has a valid license to use all of the Software, and upon consummation of the transactions contemplated hereby, the Company shall continue to have the absolute right to use all of the Software, free from any claim, security interest or other lien or encumbrance whatsoever, except as set forth on
Schedule 3.10(a). The Company is the exclusive licensee of the Software indicated on Schedule 3.10(a) as being exclusively licensed by the Company. The Software constitutes the only computer software or programs necessary for the operation of the Company's business. All Off-the-Shelf Software used by the Company has been acquired by the Company through normal business channels.

                  (b) The Company has provided to Parent true and complete copies of all licenses, leases, contracts and other written instruments, including without limitation maintenance, enhancement, and services agreements, granting the Company rights in any Software and/or source codes thereof which are not owned by the Company (collectively, the "Software Contracts"), all of which Software Contracts are legally valid and binding and enforceable in accordance with their respective terms. All support subscription plans are current and all outstanding invoices are paid with respect to all of the Software Contracts. Neither the Company, nor, to the knowledge of the Company or Shareholder, any other party thereto, is in violation of any term or provision of any Software Contract. Except as otherwise disclosed in Schedule 3.10(b), there is no unlicensed or non-rightful use by the Company of any Off-the-Shelf Software. The use of the Software by the Company does not, and, to the knowledge of the Company and Shareholder, upon consummation of the transactions contemplated hereby, the continued use of the Software by the Company will not, in any manner, infringe upon any rights of any third parties. The use of any source codes related to Software which is not owned by the Company, and the exercise of the rights of the Company in and to such source codes, as provided in any of the Software Contracts, does not, and, to the knowledge of the Company and Shareholder, upon consummation of the transactions contemplated hereby, the use of any such source codes and exercise of such rights by the Company pursuant to the terms of the Software Contracts will not, in any manner, infringe upon the rights of any third parties.

                  (c) All source codes relating to the Proprietary Software (the "Owned Source Codes") are in the possession of the Company and constitute trade secret information of the Company, and no third party has any copy of any of the Owned Source Codes or any right, title, interest or license, conditional or otherwise, with respect to any of the Owned Source Codes under any circumstances whatsoever and the Company has not granted any such right, title, interest or license covering any future period, with respect to any of the owned Source Codes under any circumstances whatsoever. Upon consummation of the transactions contemplated hereby, the Company shall continue to own and have possession of, and shall have the right to use, the Owned Source Codes, free from any claim, security interest or other lien or encumbrance whatsoever.

                  (d) The Company owns in respect of all Proprietary Software and has possession of, and the Company will continue to own in respect of all Proprietary Software and have possession of, immediately after the Effective Time, complete and adequate documentation with respect thereto. The Company will have in its possession immediately after the Effective Time complete and adequate documentation of source codes, object codes and engineering change notices reflecting the current versions of all Software listed on Schedule 3.10(a) so as to enable the Company to conduct fully after the Effective Time the business conducted by the Company prior to the Effective Time in the same manner as theretofore conducted. The Company has delivered to Parent copies of all forms of past and present standard and other express warranties extended by the Company in the past three (3) years related to any Proprietary Software that is licensed to customers or other third parties. The Company knows of no material liability as a result of claims related to such warranties, and all such warranties comply with applicable law.

                  SECTION 3.11 Customers and Vendors. Schedule 3.11 contains a true and complete list of the Company's top 10 customers (the "Customers") based on sales volume of the Company for the 12 months ended December 31, 2000 and the Company's top 25 vendors of insurance products, annuities and related products (the "Vendors") based on the volume of commissions earned by the Company for the 12 months ended December 31, 2000. Except as set forth on Schedule 3.11, none of the Customers or Vendors have given the Company notice that it intends to terminate, discontinue, diminish or change its relationship, whether contractual or otherwise, with the Company, and to the knowledge of the Company and Shareholder, there is no basis for the same.

                  SECTION 3.12 Employment, Deferred Compensation or Similar Agreements; Collective Bargaining Agreements; Employee Benefit Plans.

                  (a) Except as disclosed in Schedule 3.12(a), the Company is not a party to any agreement with respect to employment or compensation matters or any employment contract or deferred compensation or similar arrangement with any of its employees or former employees. There are no collective bargaining agreements covering any employees of the Company. The business of the Company is not affected by any present strike or other labor disturbance involving the Company's employees nor, to the best knowledge of the Company or Shareholder, is any union attempting to represent, as collective bargaining agent, any person employed by the Company.

                  (b) Except as disclosed in Schedule 3.12(b), the Company does not sponsor or maintain and is not otherwise a party to or liable under any plan, program, fund or arrangement (whether or not qualified for Federal income tax purposes), whether benefiting a single individual or multiple individuals, and whether funded or not, that is an "employee pension benefit plan," or an "employee welfare benefit plan," as such terms are defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any incentive or other benefit arrangement for its employees, their dependents and beneficiaries.

                  (c) Except as disclosed in Schedule 3.12(c) hereto, the Company has not and does not contribute to any multi-employer plan (as defined in Section 3(37) of ERISA), has not incurred any liability under Section 4201 of ERISA for any complete or partial withdrawal from any multi-employer plan and has not assumed any such liability by any prior owner of any of its assets or properties.

                  (d) Each employee pension benefit plan maintained by the Company and listed on Schedule 3.12(b) complies in all material respects with the requirements of ERISA. No "reportable event" within the meaning of Section 403 of ERISA has occurred with respect to any such plan and Seller has not engaged in any "prohibited transaction" within the meaning of Section 406(a) or
(b) of ERISA or of Section 4975(c) of the Code, with respect to any such plan; and no such plan has been terminated in accordance with the procedures set forth in Section 4041 or 4042 of ERISA.

                  (e) No liability has been incurred by the Company for any tax imposed by Section 4975 of the Code with respect to any plan described in
Schedule 3.12(b). The Company has, and shall have, for all periods ending on or prior to the Effective Time, administered each employee pension benefit plan and each employee welfare benefit plan described in Schedule 3.12(b) in all material respects in compliance with the reporting, disclosure and all other requirements applicable thereto under ERISA, the Code or any other applicable law.

                  SECTION 3.13 Inventory. Inventory is not material to the operation of the Business.

                  SECTION 3.14 Real Estate.

                  (a) The Company does not own any real property, and is not a party to any agreement involving the purchase or sale of real property, except as disclosed in Schedule 3.14(a).

                  (b) Schedule 3.14(b) contains a true and correct list and accurate description (including all material terms) of all leases, subleases or other agreements under which the Company is lessee or subtenant or lessor or sublessor of real estate. The Company has delivered to Parent true and complete copies of all such leases, subleases and agreements all of which are valid, binding and enforceable. The Company has no oral leases of real estate.

                  (c) All such leased real estate (and improvements thereon) is in good operating condition and repair, suitable for use in the Business and, except as disclosed in Schedule 3.14(b) hereto, to the knowledge of the Company and Shareholder, conforms in all material respects with all applicable building, zoning, planning, environmental and other regulations, ordinances or laws, and the Company has the right to use all real estate necessary to the conduct of its business as currently conducted.

                  SECTION 3.15 Title to and Condition of Personal Property. The Company has merchantable title to all personal property reflected in the Balance Sheet or acquired subsequent to the date of the Balance Sheet (other than inventory disposed of since that date in the ordinary course of business), free and clear of all liens or encumbrances except as described in Schedule 3.15 hereto (the "Liens"). All of the personal property owned by the Company is in good operating condition and repair. The Company owns or has the right to use all such personal property necessary to the conduct of its business as currently conducted.

                  SECTION 3.16 Accounts Receivable. The accounts receivable of the Company reflected in the Balance Sheet or acquired by the Company subsequent to the date of the Balance Sheet (a) are true, bona fide accounts receivable of the Company, created in the ordinary course of business; (b) have been collected or are fully collectible in amounts not less than the aggregate amount thereof, net of reserves established therefor on the books of the Company and reflected in the Balance Sheet; (c) are not subject to any offsets, credits or counterclaims; and (d) have not at any time been placed for collection with any attorney, collection agency or similar individual or firm.

                  SECTION 3.17 Service Warranties; Contract Losses. Adequate provision in accordance with GAAP has been made in the Financial Statements for claims under warranties provided for in all contracts with customers or vendors of the Company. The Financial Statements adequately reflect the known and anticipated losses, if any, for any outstanding and uncompleted contracts with such customers or vendors, and there are no such known or anticipated losses that are not so reflected in the Financial Statements.

                  SECTION 3.18 Taxes. Except as otherwise disclosed on Schedule
3.18 hereto, the Company has properly completed and filed all federal, state, county, municipal and other tax returns, reports and declarations which are required to be filed by it and has paid or accrued on the Financial Statements all taxes, penalties and interest which have become (or may hereafter become) due pursuant thereto or which became (or may hereafter become) due pursuant to assessments, including, without limitation, any such taxes or assessments due as a result of the Company being part of any consolidated, combined, unitary or similar group. Except as otherwise disclosed on Schedule 3.18 hereto, the Company has not received any notice of deficiency or assessment of additional taxes, and no tax audits are in process. The last year for which the federal or state income taxes or other taxes of the Company have been examined is set forth accurately and completely on Schedule 3.18 hereto. The Company has not granted any waiver of any statute of limitation with respect to, or any extension of a period for the assessment of, any federal, state, county, municipal or other tax. The accruals and reserves for taxes reflected in the Balance Sheet are adequate to cover all taxes (including interest and penalties, if any, thereon) due and payable or accrued in accordance with GAAP as a result of the operations of the Company for all periods prior to the date of the Balance Sheet. The Company has not filed an election under Section 1362(a) of the Code to be taxed as an S Corporation.

                  SECTION 3.19 Litigation. Except as disclosed in Schedule 3.19, there is no litigation, investigation or proceeding with respect to which the Company or Shareholder has received service of process or has been otherwise notified or, to the knowledge of the Company and each director and officer of the Company, threatened, involving the Company or any of its properties. There are no outstanding orders, writs, injunctions or decrees of any court, governmental agency or arbitration tribunal materially affecting or materially limiting the conduct of the business of the Company.

                  SECTION 3.20 Other Material Contracts and Commitments. Except as disclosed in Schedule 3.20 or in another Schedule hereto, the Company is not a party to, and none of its properties are bound by, any of the following types of contracts or commitments, written or oral: (i) mortgages, indentures, security agreements and other agreements and instruments relating to the borrowing of money or extension of credit or imposition of an encumbrance on any of the assets of the Company, other than trade payables incurred in the ordinary course of its business, (ii) agreements with any labor union or other collective bargaining unit, (iii) bonus or compensation agreements (including nonqualified deferred compensation) which have not been incurred in the ordinary course of business of the Company consistent with past practices, (iv) profit-sharing, stock option, pension, or retirement agreements, shareholder or similar agreements or arrangements, trusts, or funds for the benefit of employees, (v) sales agency, manufacturer's representative, distributorship or supply agreements, other than standard producer agreements with independent producers,
(vi) other contracts and commitments which in any case involve payments or receipts of more than $25,000, (vii) any contract for the purchase, sale or lease of real or personal property, either as lessor or lessee, which contracts have not been fully performed as of the date hereof, or which in any case involve payment in excess of $25,000; (viii) any contract with any officer, director or with any employee of the Company (other than agreements relating to current wage or salary payments terminable by the Company on notice of thirty
(30) days or less), (ix) any contract or promissory note or other instrument with any Affiliate (as hereinafter defined) of the Company, or (x) any guarantee or obligation to provide funds or assume the debt of any person or entity. The Company has delivered to Parent complete and correct copies of all written contracts and commitments, together with all amendments thereto, and accurate descriptions of all oral agreements, described in Schedule 3.20 or any other Schedule hereto. The Company is not in default with respect to any such contract, and no other party to any such contract is in default with respect thereto. Except as disclosed in Schedule 3.20, each such contract will continue in full force and effect after the Effective Time without any right on the part of any party thereto to terminate the same as a result of the occurrence of the Merger. For purposes of this Agreement, "Affiliate" of the Company means (i) any corporation, partnership, trust or other entity in control of, controlled by or under common control with the Company; and (ii) any officer, director, trustee, general partner of any corporation, partnership, trust or other entity in control of, controlled by or under common control with the Company. Schedule
3.20 discloses all Affiliates of the Company other than persons unrelated to the Company which may be deemed to be under common control with the Company solely by reason of equity interests in such persons being held by shareholders of the Company which are business entities currently in existence.

                  SECTION 3.21 Labor Relations. Except as disclosed in Schedule 3.21, the Company, in the conduct of its affairs, has substantially complied with all applicable laws (including, without limitation, labor and tax laws, other than laws relating to tax matters which are covered in Section 3.18 hereof), and regulations relating to the hiring and employment of employees and independent contractors, including, without limitation, those related to discrimination, wages, hours, collective bargaining, employee pension and welfare benefit plans, and the payment of (and withholding for) income, Social Security and other taxes, and the Company is not liable for any penalties or damages for failure to comply with any of the foregoing. There are no unfair labor practice claims or charges pending or threatened involving the Company.

                  SECTION 3.22 Insurance. Schedule 3.22 hereto contains a list and description (including the name of the insurer, coverage and expiration date) of all insurance policies maintained by the Company. Schedule 3.22 further lists all claims presently pending or threatened which are covered by such policies. The insurance policies of the Company as in effect prior to the Effective Time will cover claims made following the Effective Time relating to occurrences prior thereto. The Company has not received notice of cancellation or non-renewal of any of such policies.

                  SECTION 3.23 Conduct of Business and Absence of Changes. Except as disclosed in Schedule 3.23, since December 31 , 2000 the Company has conducted its business in the regular and ordinary course and has not (i) undergone any material adverse change in its condition (financial or otherwise), assets, liabilities, business, or operations, (ii) sold or otherwise disposed of any material amount of its assets outside of the ordinary course of its business, (iii) declared, set aside, made or paid any cash or stock dividend or distribution or purchased, issued or sold any shares of its capital stock, (iv) incurred, assumed or guaranteed any indebtedness for borrowed money or issued or sold any debt securities, (v) instituted any increase in the compensation payable or to become payable to any officers or employees or any changes in personnel policies or employees benefits, (vi) made any payment to any Shareholder or employee except for payments described in a Schedule hereto and regular salary and ordinary and necessary business expenses, (vii) created or assumed any Lien on any assets or securities, except in the ordinary course of its business, (viii) made any loan, advance or capital contribution to or investment in any other person, except for loans, advances or capital contributions or investments made in the ordinary course of its business, (ix) had any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or the assets of the Company which has had or would reasonably be expected to have a Material Adverse Effect on the Company, (x) entered or committed to enter into any contract or agreement relating to the business or assets of the Company or any relinquishment by the Company of any contract or other right, in either case, material to business, taken as a whole, other than transactions and commitments in the ordinary course of its business and those contemplated by this Agreement, (xi) made or had any change in any method of accounting or accounting practice by the Company, (xii) had any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of the Company which could reasonably be expected to have a Material Adverse Effect on the Company, or (xiii) entered into or committed to enter into any employment, deferred compensation, severance, retirement or other similar agreement with any director, officer, employee or agent of the Company (or any amendment to any such existing agreement), granted any severance or termination pay to any director, officer, employee or agent of the Company, changed the compensation or other benefits payable to any director, officers, employee or agent of the Company pursuant to any severance or termination plans or policies thereof other than in the ordinary course of its business.

                  SECTION 3.24 Compliance with Laws; Governmental Authorizations. Except as otherwise disclosed in Schedule 3.24, the Company is in compliance, in all material respects, with all statutes, laws, ordinances, rules, regulations, judgments, orders, decrees, governmental permits and governmental and Financial Regulatory Authority (as hereinafter defined) authorizations or approvals applicable to it or any of its properties, and all governmental and Financial Regulatory Authority authorizations or approvals necessary in any material respect for the conduct of the business of the Company have been duly and lawfully obtained and are in full force and effect, and there are no proceedings with respect to which the Company or Shareholder has received service of process or has been otherwise notified or, to the knowledge of the Company and Shareholder, threatened, which may result in the revocation, cancellation or suspension, or any materially adverse modification, of any thereof. The Company has not received notice of any alleged violation of any applicable statute, law, ordinance, rule, regulation, judgment, order, decree, governmental permit or other governmental or Financial Regulatory Authority authorization or approval necessary in any material respect for the conduct of the business of the Company. For purposes hereof, "Financial Regulatory Authority" means any governmental agency, industry, organization or self-regulatory organization having authority for enforcing laws and regulations applicable to the Company's business, including without limitation the SEC, the National Association of Securities Dealers, Inc. (the "NASD"), state insurance regulators and state securities commissions.

                  SECTION 3.25 Officers, Directors and Depositories. Schedule
3.25 hereto contains the names of all the officers and directors of the Company and the names of all depositories of its funds and the names of the officers and other persons empowered to sign instruments withdrawing funds from said depositories.

                  SECTION 3.26 Environmental Matters.

                  (a) To the knowledge of the Company and Shareholder, the business and operations of the Company comply with all Federal, state and local laws, rules, regulations and directives pertaining to the environment. To the knowledge of the Company and Shareholder, no governmental agency has asserted any claim or threatened to assert any claim against the Company in respect of its business, any assets owned or leased by it, real properties leased by it, or the condition, use or operation thereof by the Company, arising out of any Federal, state or local law, rule, regulation or directive pertaining to the environment.

                  (b) To the knowledge of the Company and Shareholder, there are nowhere on any real property owned, leased, used, or otherwise under the control of the Company any deposits, dumps, or tanks of toxic or other poisonous, dangerous or noxious waste, fluids, solvents, chemicals or effluents, all of which chemicals, fuels and fluids are properly and safely stored, identified, labeled and maintained in accordance with applicable industrial standards and all governmental or other laws or regulations relating thereto. To the knowledge of the Company and Shareholder, the Company does not discharge and has not discharged from any real property leased, used or otherwise under its control, whether by effluent, emission or other means, any noxious, toxic, hazardous or deleterious matter or gases. To the knowledge of the Company and Shareholder, all discharges of waste material and other substances from the Company's operating facilities are in compliance with applicable law and covered by valid permits and licenses, where required.

                  SECTION 3.27 Third Party and Governmental Consents. Except as disclosed in Schedule 3.27 hereto, and except for the filing of a Certificate of Merger with the Secretary of State of Tennessee in accordance with the BCA (collectively, the "Required Consents"), no consent, authorization, approval, order, license, certificate or permit of or from, or registration, declaration or filing with, any governmental authority or any court or other tribunal or any other person, firm or entity, nor under any contract, indenture, mortgage, lease, license or other agreement or instrument to which the Company is a party or by which the Company or any of its assets or properties is subject or bound, is required by or with respect to the Company in connection with the execution, delivery or performance of this Agreement by the Company or of any other agreement, document or instrument to be executed and delivered by the Company pursuant hereto or in connection herewith or the consummation of the transactions contemplated hereby or thereby. The Company and Shareholder, as applicable, have obtained all consents and waivers listed in Schedule 3.27.

                  SECTION 3.28 Licenses and Permits. (a) The Company and its employees and agents, including but not limited to Registered Representatives (as hereinafter defined), have obtained all consents, approvals, waivers, licenses and permits from governmental authorities required to have been obtained in connection with the ownership of the Company's assets and the operation of its business as presently and heretofore conducted, including, without limitation, all insurance producer and similar licenses required to have been obtained by it and all governmental, regulatory and Financial Regulatory Authority consents, approvals, waivers and permits and all consents, approvals or waivers of third parties (herein collectively referred to as the "Licenses and Permits"). For purposes hereof, "Registered Representatives" means "associated persons" (as defined in the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "1934 Act") of the Company, who are or are required to be registered with any Financial Regulatory Authority. A list containing all of the Licenses and Permits is set forth on Schedule 3.28(a) hereof.

                  (b) The Company is licensed as a broker-dealer and an insurance agent or producer in the states set forth on Schedule

3.28(b) hereof. All such broker-dealer and insurance licenses (the "BD and Insurance Licenses") and Licenses and Permits are in full force and effect on and as of the date hereof, and no governmental or Financial Regulatory Authority has given written notice of termination or modification thereof or overtly threatened the termination or material adverse modification thereof. Shareholder has no knowledge of any failure by any agent or employee of the Company to obtain all approvals, licenses and permits from governmental authorities required in connection with the operation of the Business and the services provided by such employee or agent to the Company, including, without limitation, insurance producer licenses and similar licenses. The BD and Insurance Licenses are listed on Schedule 3.28(b) hereto and, except as otherwise set forth in Schedule 3.28(b) hereto, no other licenses or permits are required to conduct or operate the business of the Company as presently conducted.

                  (c) The Company is a member in good standing of the NASD. Subject to obtaining the consents disclosed pursuant to Sections 3.27 and 3.28 hereof, no such BD and Insurance License or License and Permit will be terminated or impaired or become terminable in whole or in part as a result of the consummation of the transactions contemplated herein. There are no disciplinary proceedings pending or, to the knowledge of Shareholder, threatened, by any issuer of any of the Licenses and Permits or BD and Insurance Licenses or any other governmental authority against the holder thereof.

                  SECTION 3.29 Absence of Undisclosed Liabilities. Except as and to the extent disclosed or accrued on the Financial Statements submitted to Parent pursuant to the terms hereof, there exist no liabilities or obligations of any nature whatsoever (whether absolute, contingent or otherwise, matured or unmatured, or known or unknown) in respect of the Company's business or assets of the type customarily reflected in financial statements prepared in accordance with GAAP, except for liabilities or obligations incurred in the ordinary course of business after the date of the Balance Sheet. Neither the Company nor Shareholder knows or has any reasonable grounds to know, after due inquiry, of any basis for assertion against the Company of any claim or liability of any nature in any amount not fully disclosed in the Financial Statements or otherwise disclosed pursuant to this Agreement.

                  SECTION 3.30 Marketable Securities and Other Investments.
Schedule 3.30 lists all of the marketable securities and other investments included in the Balance Sheet (the "Company

Investments"), all of which are owned by the Company free and clear of all liens, encumbrances or claims, except as disclosed in Schedule 3.30. The value ascribed to each of the Company Investments is in accordance with GAAP, and the Financial Statements are in conformity with the requirements of Financial Accounting Standards Board Statement No. 115. All of the Company Investments are readily marketable except as described in Schedule 3.30. Since the date of the Balance Sheet, there has been no material decline in the aggregate market value of the Company Investments.

                  SECTION 3.31 Loans to or from Officers, Directors, Shareholders or Employees. Except as set forth in Schedule 3.31 hereto, the Company does not have outstanding any loans, advances or other indebtedness incurred by any director, officer, Shareholder, employee or agent (including Registered Representatives) of the Company or any member of their respective families, and there are no loans or advances made to the Company by or indebtedness incurred by the Company to any, director, officer, Shareholder, employee or agent (including Registered Representatives) of the Company or any member of their respective families (the "Related Party Loans"). True and complete copies of all promissory notes or other agreements or documents evidencing the Related Party Loans have been heretofore delivered to Parent.

                  SECTION 3.32 Regulatory Filings. (a) Except as set forth in
Schedule 3.32, Shareholder and the Company have each filed all material financial reports, including all FOCUS Reports, license renewals, and material registrations, reports, statements, notices, and other material filings required to be filed by Shareholder and the Company, respectively, as required under applicable law and the regulations of any Financial Regulatory Authority or any other governmental agency, body or official, including all required amendments or supplements to any of the above (collectively, including the financial reports, the "Filings").

                  (b) Except as set forth in Schedule 3.32, as of its filing date, (i) each Filing complied in all material respects with the applicable law or regulation requiring such Filing to be filed and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and (ii) each financial report included in a filing was true, complete and correct in all material respects, and complied in all material respects with applicable accounting principles and the regulatory requirements applicable to such report.

                  SECTION 3.33 Registrations. (a) A complete list of the Company's Registered Representatives including registered principals, and commission payout schedules and exceptions related thereto, as of February 28, 2001 is included in Schedule 3.33. Such schedule further identifies the branch in which each such person works, the registration status of each such person, including whether licensed as a registered principal (identifying the principal license) with the NASD and the states in which each such person is licensed to sell securities. Such schedule identifies each such person who has given an affirmative response to any question on page three of such person's Form U-4, including as a result of any unresolved customer complaint and lists each location that is registered as a "branch" or "office of supervisory jurisdiction" within the rules and regulations of the NASD.

                  (b) Neither the Company nor any of its employees or agents are subject to regulation under the Commodity Exchange Act as a result of the conduct of the business. The Company and each employee, including but not limited to the Registered Representatives who are required to be a member of any Financial Regulatory Authority, or registered or licensed with or by any Financial Regulatory Authority as a broker, dealer, registered principal or Registered Representative, an insurance producer or agent or otherwise, is duly registered as such and such registration or membership is in full force and effect.

                  (c) None of Shareholder, the Company nor any employee, Registered Representative or agent of the Company is a party or subject to any material order, judgment or decree of or by any Financial Regulatory Authority.

                  SECTION 3.34 Form BD, Form of Registered Representative Agreement and Form ADV. For purposes hereof, each of "Form BD" and "Form ADV", respectively, means such form as prescribed under the 1934 Act.

                  (a) Shareholder has made available to Parent a true, complete and current copy of the Company's Form BD and all amendments made thereto.

                  (b) Shareholder has made available to Parent a copy of the Company's Form Registered Representative Agreement which each Registered Representative has executed in a form substantially similar thereto.

                  (c) Shareholder has made available to Parent a true, complete and current copy of the Company's Form ADV and all amendments made thereto.

                  SECTION 3.35 Miscellaneous Broker/Dealer Matters. Schedule
3.35 contains complete and accurate lists of the following: (i) each of the exchanges, self-regulatory organizations and clearing corporations of which the Company is a member in good standing; (ii) all Registered Representatives who have ceased to be registered with or employed by the Company during the twelve
(12) months ended on December 31, 2000 and whose Form U-5 (Uniform Termination Notice for Securities Industry Registration) was marked either "Permitted to Resign" or "Discharged," together with the explanation provided in such Form U-5 in connection therewith; and (iii) all customer complaints (as defined in NASD Rule 3110(e)) received by the Company in the past twelve (12) months ended on December 31, 2000, together with information regarding the date the complaint was received, the nature of the complaint and resolution of the complaint, if applicable. Except as set forth in Schedule 3.35, no Registered Representative is subject to a statutory disqualification or to special supervision.

                  SECTION 3.36 Representations and Warranties True. All of the representations and warranties set forth in this Article III shall be true and correct as of the Effective Time as if made at that time.

                                   ARTICLE IV

                                   ADDITIONAL
                         REPRESENTATIONS AND WARRANTIES
                                 OF SHAREHOLDER

                  Shareholder hereby represents and warrants to Parent and Acquisition, as to itself, as follows, knowing that each of Parent and Acquisition is relying hereon in entering into the transactions contemplated hereby:

                  SECTION 4.01 Authority and Capacity Relative to Agreement. Shareholder has all requisite power, authority and legal capacity to enter into and perform each of its obligations hereunder.

                  SECTION 4.02 Execution and Performance of Agreement; Validity and Binding Nature. The execution and delivery of this Agreement, and the performance by Shareholder of the terms of this Agreement and the transactions contemplated hereby, will not result in a material breach of any of the terms of, or constitute a violation or default under, any statute or contract, indenture or other instrument by which Shareholder or any of its properties are bound, and no consent, approval, authorization or order of any court or governmental authority is required in connection with the execution and delivery of this Agreement by Shareholder and the performance by Shareholder of the terms of this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Shareholder and, together with the other documents and agreements to be executed by all parties whose execution and delivery thereof is required, constitute the legal, valid and binding obligations of Shareholder, enforceable against Shareholder in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, receivership, moratorium, conservatorship, reorganization or other laws of general application affecting the rights of creditors generally or by general principles of equity, provided, however, that no representation or warranty is being made as to the enforceability of the Restrictive Covenants Agreement (as hereinafter defined) dated as of the Effective Time. Shareholder has the legal right and authority to vote the shares of Company Common Stock held of record by it in favor of the execution, delivery and performance of this Agreement and the consummation of the Merger in accordance with the provisions hereof.

                  SECTION 4.03 Stock of the Company. The number of shares of Company Common Stock beneficially owned by Shareholder is as identified on
Schedule 3.04. The shares of Company Common Stock beneficially owned by Shareholder are owned free and clear of all liens, claims, options, encumbrances or restrictions whatsoever. Shareholder has the full legal right and power and all authorizations and approvals required by law or otherwise to sell, transfer and deliver such shares as contemplated hereunder and to make the representations, warranties and agreements set forth in this Agreement. Except with respect to the shares of the Company Common Stock identified on Schedule 3.04, Shareholder has no outstanding claim against the Company or any right whatsoever with respect to any shares of the capital stock of the Company, including without limitation any other option, warrant or other right to acquire shares of the capital stock of the Company or any securities, options or other instruments convertible or exchangeable into shares of capital stock of the

Company. Except as set forth in Schedule 3.02, Shareholder is not a party to any shareholders agreement, buy-sell agreement or similar agreement or arrangement with respect to the Company Common Stock or other equity interest in the Company.

                  SECTION 4.04 Additional Representations and Covenants of Shareholders.

                  (a) Shareholder understands that the issuance of the shares of Parent Common Stock pursuant to this Agreement is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") by reason of Regulation D and/or Section 4(2) of the Securities Act based, in part, upon the representations, warranties and agreements of Shareholder contained in this Agreement.

                  (b) Shareholder understands that neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved the Parent Common Stock or passed upon or endorsed the merits of an investment therein or confirmed the accuracy or adequacy of any information provided by Parent to Shareholder or the accuracy or adequacy of any of the representations, warranties and agreements of Parent contained herein.

                  (c) Shareholder is acquiring Parent Common Stock solely for its own account for investment and not with a view to resale or distribution thereof, in whole or in part. Shareholder has no agreement or arrangement, formal or informal, written or oral, with any person to sell or transfer or otherwise dispose of all or any part of the Parent Common Stock, and has no present plans to enter into any such agreement or arrangement.

                  (d) Shareholder did not become aware of the offer and sale of Parent Common Stock through or as a result of any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or other media in connection with the offer and sale of Parent Common Stock contemplated hereby and is not purchasing Parent Common Stock through or as a result of any seminar or meeting to which Shareholder was invited.

                  (e) Shareholder meets the requirements of at least one of the categories of an "accredited investor", as defined in Rule 501(a) promulgated under the Securities Act and as set forth in the form of Accredited Investor Certification attached hereto as

Exhibit A. In connection with the closing of the transactions contemplated by this Agreement, Shareholder shall certify to Parent, in the form of the certification set forth in Exhibit A, as to which category (or categories) of accredited investor is applicable to Shareholder.

                  (f) Shareholder, or Shareholder together with its purchaser representative, if any, has such knowledge and experience in financial, tax, and business matters in general, and investments in securities in particular, so as to enable Shareholder to evaluate the merits and risks of an investment in Parent Common Stock and to make an informed investment decision with respect thereto.

                  (g) Shareholder recognizes that it must bear the substantial economic risks of the investment in Parent Common Stock indefinitely, because none of the Parent Common Stock may be sold, transferred, hypothecated or otherwise disposed of unless such Parent Common Stock is registered under the Securities Act and applicable state securities laws or an exemption from such registration is available. Legends shall be placed on the certificates representing Parent Common Stock issuable stating that the shares represented thereby have not been registered under the Securities Act or applicable state securities laws, and appropriate notations thereof will be made in Parent's stock books.

                  (h) Shareholder has adequate means of providing for its current financial needs and foreseeable contingencies and has no need for liquidity of its investment in Parent Common Stock for an indefinite period of time. Shareholder's overall commitment to investments which are not readily marketable is not excessive in view of its net worth and financial circumstances and the purchase of the Parent Common Stock will not cause such commitment to become excessive.

                  (i) Shareholder is not relying on Parent or any of its employees or agents with respect to the legal, tax, economic and related considerations of an investment in Parent Common Stock, other than as expressly contained in the representations and warranties of Parent contained in Article V hereof. There has been delivered to Shareholder copies of this Agreement, Parent's Annual Report on Form 10-K for the Fiscal Year Ended June 30, 2000, Parent's 2000 Annual Report to Stockholders, Parent Quarterly Reports on Form 10-Q for the Quarters ended September 30 and December 31, 2000, respectively, and Parent's Proxy Statement for its Annual Meeting held on November 16, 2000

(collectively, the "Parent Public Information"). Shareholder has read and fully understands the Parent Public Information.

                  (j) Shareholder, or Shareholder together with its purchaser representative, if any, (i) has had the opportunity to obtain all information requested by it for the purpose of verifying the Parent Public Information or for any other purpose related hereto and (ii) has had the opportunity to meet with representatives of Parent and to have them answer any questions and provide such additional information regarding the terms and conditions of the transactions contemplated hereby, the information with respect to Parent included in the Parent Public Information and the business and prospects of Parent deemed relevant by Shareholder, all of which questions have been answered and all of which requested information has been provided to the full satisfaction of Shareholder. Shareholder is aware that an investment in Parent Common Stock is speculative and involves significant risks, including, among other things, the risk of the loss of Shareholder's entire investment in Parent Common Stock.

                  (k) In evaluating the suitability of an investment in Parent, and in deciding to enter into this Agreement, Shareholder has not relied upon any representation or other information (whether oral or written) other than as set forth in the representations and warranties of Parent contained in Article V of this Agreement and in the Parent Public Information. No oral or written representations have been made, or oral or written information furnished, to Shareholder or Shareholder together with its purchaser representative, if any, in connection with the offer and sale of Parent Common Stock that are in any way inconsistent with the representations and warranties of Parent contained herein or any of the information contained in the Parent Public Information.

                  (l) Except as described in Schedule 4.04(l) hereto, Shareholder has no beneficial interest, directly or indirectly, in any person, firm, corporation, partnership or other entity which is or within the past two years has been a supplier of any goods or services to the Company, including, without limitation, any Vendor, or from which the Company has received fees, including, without limitation, any Customer, other than as the beneficial owner of 1% or less of the voting securities of a publicly held corporation. The nature and amount of any such beneficial interest is disclosed in Schedule 4.04(l).

                  (m) Shareholder is familiar with the business, historical financial performance and prospects of Parent, including the risks associated therewith.

                  (n) Shareholder is not required to obtain any spousal consent in connection with the transactions contemplated hereby.

                  SECTION 4.05 Representations and Warranties True. All of the representations and warranties set forth in this Article IV shall be true and correct as of the Effective Time as if made at that time.

                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF PARENT

                  Parent represents and warrants to the Company and Shareholder as follows:

                  SECTION 5.01 Organization and Qualification. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as it is now being conducted. Parent is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on Parent.

                  SECTION 5.02 Authority Relative to Agreement. Parent has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly authorized by the Board of Directors of Parent, and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, receivership, moratorium, conservatorship, reorganization or other laws of general application affecting the rights of creditors generally or by general principles of equity.

                  SECTION 5.03 Non-Contravention. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby will not (i) conflict with any provision of the Certificate of Incorporation or By-Laws of Parent or any of its subsidiaries or (ii) result (with the giving of notice or the lapse of time or both) in any violation of or default or loss of a benefit under, or permit the acceleration of any obligation under, any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its subsidiaries or any of their respective properties, other than any such violation, default, loss or acceleration that would not materially adversely affect the ability of Parent to consummate the transactions contemplated hereby or to conduct the business of the Company and its subsidiaries after the Effective Time.

                  SECTION 5.04 Parent Public Information. Parent has provided to Shareholder a copy of the Parent Public Information. The Parent Public Information does not, and will not, as of the Effective Time, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  SECTION 5.05 Governmental Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state, local or foreign governmental or regulatory authority is required to be made or obtained by Parent in connection with the execution and delivery of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby, except for (i) filings pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated by the SEC thereunder, if applicable, (ii) filings with state securities agencies under state securities or blue sky laws, if applicable,(iii) the filing with Nasdaq of an application for the listing on the Nasdaq National Market of shares of Parent Common Stock to be issued in connection with the Merger, including in connection with the Contingent Consideration, if any, (iv) the filing of a Certificate of Merger with the Secretary of State of Tennessee in accordance with the BCA, (v) any licenses, permits, franchises or other governmental authorizations pertaining to the business of the Company and its subsidiaries that are required as a result of the consummation of the transactions contemplated hereby, (vi) approval by the NASD to the change of ownership of the Company contemplated by this Agreement and (vii) such consents, approvals, orders or authorizations which if not obtained, or registrations, declarations or filings which if not made, would not materially adversely affect the ability of Parent to consummate the transactions contemplated hereby or to conduct the business of the Company and its subsidiaries, if any, after the Effective Time.

                  SECTION 5.06 Representations and Warranties True. All of the representations and warranties set forth in this Article V shall be true and correct as of the Effective Time as if made at that time.

                                   ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES OF ACQUISITION

                  Acquisition represents and warrants to the Company and Shareholder as follows:

                  SECTION 6.01 Organization and Qualification. Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as it is now being conducted. Acquisition is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on the financial condition, operating results or business of Acquisition. Parent has made available to the Company and Shareholder true and complete copies of the Certificate of Incorporation and By-Laws of Acquisition and any and all amendments thereto.

                  SECTION 6.02 Authority Relative to Agreement. Acquisition has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Acquisition and the consummation by Acquisition of the transactions contemplated hereby have been duly authorized by the Board of Directors of Acquisition and by Parent as its sole stockholder, and no other corporate proceedings on the part of Acquisition are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Acquisition and constitutes the legal, valid and binding obligation of Acquisition, enforceable against

Acquisition in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, receivership, moratorium, conservatorship, reorganization or other laws of general application affecting the rights of creditors generally or by principals of equity.

                  SECTION 6.03 Non-Contravention. The execution and delivery of this Agreement by Acquisition and the consummation by Acquisition of the transactions contemplated hereby will not (i) conflict with any provision of the Certificate of Incorporation or By-Laws of Acquisition or (ii) result (with the giving of notice or the lapse of time or both) in any violation of or default or loss of a benefit under, or permit the acceleration of any obligation under, any mortgage, indenture, lease, agreement, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquisition or its properties, other than any such violation, default, loss or acceleration that would not adversely affect the ability of Acquisition to consummate the transactions contemplated hereby.

                  SECTION 6.04 Governmental Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state, local or foreign governmental or regulatory authority is required to be made or obtained by Acquisition in connection with the execution and delivery of this Agreement by Acquisition or the consummation by Acquisition of the transactions contemplated hereby, except for (i) the filing of a Certificate of Merger with the Secretary of State of the State of Tennessee in accordance with the BCA, (ii) any licenses, permits, franchises or other governmental authorizations pertaining to the business of Acquisition that are required as a result of the consummation of the transactions contemplated hereby, (iii) approval by the NASD to the change of ownership of the Company contemplated by this Agreement and (iv) such consents, approvals, orders or authorizations which if not obtained, or registrations, declarations or filings which if not made, would not adversely affect the ability of Acquisition to consummate the transactions contemplated hereby.

                  SECTION 6.05 Other Matters; Litigation. Acquisition has been formed for the sole purpose of effecting the Merger and, except as contemplated by this Agreement, Acquisition has not conducted any business activities and does not have any material liabilities or obligations. There is no litigation, investigation or proceeding with respect to which Parent or Acquisition has received service of process or has been otherwise notified or, to the knowledge of Parent or Acquisition, threatened, involving Acquisition or any of its properties.

                  SECTION 6.06 Representations and Warranties True; No Misleading Statements. All of the representations and warranties set forth in this Article VI shall be true and correct as of the Effective Time as if made at that time.

                                   ARTICLE VII

                                    COVENANTS

                  SECTION 7.01 Conduct of the Company's Business. The Company and Shareholder each covenants and agrees that, prior to the Effective Time, except as specifically contemplated by the terms of this Agreement, unless Parent shall otherwise consent in writing or as otherwise expressly contemplated by this Agreement:

                  (a) the business of the Company and its subsidiaries shall be conducted only in, and the Company and its subsidiaries shall not take any action except in, the ordinary course of its business; and

                  (b) The Company and its subsidiaries shall not, directly or indirectly, do any of the following:

         (i) sell, pledge, dispose of or encumber (or permit any of its subsidiaries to sell, pledge, dispose of or encumber) any assets of the Company or any of its subsidiaries, except inventory and immaterial assets in the ordinary course of business; (ii) amend or propose to amend its Charter or Bylaws or, in the case of subsidiaries its constituent instruments; (iii) split, combine or reclassify any outstanding shares of its capital stock or other equity interests, or declare, set aside or pay any dividend payable in cash, stock, property or otherwise with respect to such shares or other equity interests;
         (iv) redeem, purchase, acquire or offer to acquire (or permit any of its subsidiaries to redeem, purchase, acquire or offer to acquire) any shares of its capital stock of any class or other equity interests; or
         (v) enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this paragraph (b);

                  (c) The Company and its subsidiaries shall not (i) issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or securities convertible or exchangeable for, or any options, warrants or rights of any kind to acquire any shares of, its capital stock of any class or other equity interests or other property or assets or any phantom stock or similar rights; (ii) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof (except an existing wholly-owned subsidiary); (iii) incur any indebtedness for borrowed money or issue any debt securities; (iv) enter into or modify any contract, lease, agreement or commitment, except in the ordinary course of its business; (v) terminate, modify, assign, waive, release or relinquish any contract rights or amend any rights or claims not in the ordinary course of business; or (vi) settle or compromise any claim, action, suit or proceeding pending or threatened against the Company or any of its subsidiaries, or, if the Company or any of its subsidiaries may be liable or obligated to provide indemnification, against the Company's directors or officers, before any court, governmental agency or arbitrator; provided that nothing herein shall require any action that might impair or otherwise affect the obligation of any insurance carrier under any insurance policy maintained by the Company or any of its subsidiaries;

                  (d) The Company or any of its subsidiaries shall not grant any increase in the salary or other compensation of its employees, except pursuant to the terms of employment agreements in effect on the date hereof and listed on a Schedule hereto, or grant any bonus to any employee or enter into any employment agreement or make any loan to or enter into any material transaction of any other nature with any employee of the Company or any of its subsidiaries;

                  (e) The Company or any of its subsidiaries shall not take any action to institute any new severance or termination pay practices with respect to any directors, officers or employees of the Company or any of its subsidiaries or its subsidiaries or to increase the benefits payable under its severance or termination pay practices;

                  (f) The Company or any of its subsidiaries shall not adopt or amend, in any respect, except as contemplated hereby or as may be required by applicable law or regulation, any collective bargaining, bonus, profit sharing, compensation, stock option, restricted stock, phantom stock, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund, plan or arrangement for the benefit or welfare of any directors, officers or employees;

                  (g) The Company shall use its commercially reasonable efforts, to the extent not prohibited by the foregoing provisions of this
         Section 7.01, to maintain the relationships of the Company and its subsidiaries with the Customers and the Vendors, and, if and as requested by Parent or Acquisition, (i) the Company shall use reasonable good faith efforts to make reasonable arrangements for representatives of Parent or Acquisition to meet with the Customers and Vendors, as reasonably requested by Parent, in order to ensure that the relationships with such customers and vendors will remain in force under substantially the same terms following the Effective Time as are in effect on the date hereof, and (ii) the Company shall schedule, and the management of the Company shall participate in, meetings of representatives of Parent or Acquisition with employees of the Company or any of its subsidiaries;

                  (h) The Company and the other parties thereto shall terminate, effective as of the Effective Time, each of the agreements disclosed in
         Schedule 3.02 to which they are parties, except as otherwise set forth in such Schedule 3.02;

                  (i) The Company shall use good faith efforts to complete the Merger so that the Effective Time shall occur not later than February 28, 2001; and

                  (j) The Company shall use commercially reasonable efforts to obtain all Required Consents.


         SECTION 7.02 Certain Covenants of Parent and Acquisition. (a) Each of Parent and Acquisition covenants and agrees that, prior to the Effective Time, unless the Company shall otherwise consent in writing or as otherwise expressly contemplated by this Agreement, neither Parent nor Acquisition shall amend its respective Certificate of Incorporation or By-Laws in a manner that could reasonably be expected to be materially adverse to Shareholder. Each of Parent and Acquisition shall use good faith efforts to obtain any and all consents applicable to Parent and/or Acquisition which are required in connection with the consummation of the transactions contemplated hereby and to complete the Merger so that the Effective Time shall occur not later than February 28, 2001.

                  (b) It is the present intention of Parent that from the date hereof and after the Effective Time, Parent shall take or refrain from taking any action as may be reasonably necessary to qualify the Merger as a reorganization under the provisions of Section 368(a)(1)(A) of the Code and that Parent shall continue at least one significant historic business line of the Company, or use at least a significant portion of the Company's historic business assets in a business, in each case within the meaning of Regulation
Section 1.368-1(d) promulgated under the Code.

                  SECTION 7.03 Access to Information. (a) The Company shall, and shall cause its officers, directors, employees, representatives and agents to, afford, from the date hereof to the Effective Time, the officers, employees, accountants, attorneys and other representatives and agents of Parent reasonable and complete access, upon reasonable notice, to its premises and its officers, employees, agents, properties, books, records and workpapers, including auditors' workpapers to the extent permitted by the Company's auditors, and shall furnish Parent all financial, operating and other information and data as Parent, through its officers, accountants, attorneys and other employees or agents, may reasonably request. Provided Parent and its representatives are given full access pursuant to the terms hereof, Parent shall use good faith efforts to complete its due diligence review as promptly as practicable and without unreasonably disrupting the ordinary course of business of the Company.

                  (b) No investigation pursuant to this Section 7.03 shall affect, add to or subtract from any representations or warranties of the parties hereto or the conditions to the obligations of the parties hereto to effect the Merger. Anything herein to the contrary notwithstanding, the parties hereby covenant and agree that the disclosure of any item, matter or circumstance herein shall constitute disclosure of such item, matter or circumstance for all purposes of this Agreement, provided such disclosure includes sufficient information to ascertain the applicability of such disclosure to another representation, warranty or Schedule contained herein.

                  SECTION 7.04 Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including, without limitation, using all commercially reasonable efforts to obtain the consent of the NASD to the change of the ownership of the Company, all necessary waivers, consents and approvals and to effect all necessary registrations and filings; provided that the foregoing shall not require Parent or the Company to agree to make, or to permit Parent or the Company to make, any divestiture of a significant asset in order to obtain any waiver, consent or approval.

                  SECTION 7.05 Inquiries and Negotiations. (a) Neither the Company nor any of its affiliates, shareholders, directors, officers, employees, representatives or agents shall, from the date hereof through March 31, 2001 directly or indirectly, (i) solicit or initiate any discussions, submissions of proposals or offers or negotiations with (other than solely for the purpose of deflecting inquiries in order to indicate lack of interest in any such discussions), or (ii) participate in any negotiations or discussions with, or provide any information or data of any nature whatsoever to, or otherwise cooperate in any other way with, or assist or participate in, facilitate or encourage any effort or attempt by, any person, other than Parent and its affiliates, representatives and agents, concerning any merger, consolidation, sale of substantial assets, sale of shares of capital stock or other securities, recapitalization, debt restructuring or similar transaction involving the Company or any subsidiary, or any division of the Company or any subsidiary. The Company shall immediately notify Parent if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company in respect of any such transaction, and shall, in any such notice to Parent, indicate the identity of the offeror and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts, and thereafter, without engaging in any conduct prohibited hereby, shall keep Parent informed of the status and terms of any such proposals or offers. The Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Company is a party.


                  SECTION 7.06 Stock Options. At the Effective Time, Parent shall grant to Shareholder, employee stock options to purchase up to 10,000 shares of Parent Common Stock (the "Parent Stock Options"), all in accordance with the terms of Parent's stock option plans in effect at the Effective Time and subject to the terms of the standard BISYS stock option agreement and restrictive covenants agreement to be executed as of the Effective

Time by Shareholder and Parent (the "Restrictive Covenants Agreement").

                  SECTION 7.07 Notification of Certain Matters. The Company shall give prompt notice to Parent and Acquisition, and Parent and Acquisition shall give prompt notice to the Company, of (a) the occurrence, or failure to occur, of any event that such party believes would be likely to cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time; (b) any material failure of the Company, Parent or Acquisition, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that failure to give such notice shall not constitute a waiver of any defense that may be validly asserted; (c) any notice or other written communication from any Contract Party terminating or threatening to terminate any contract or agreement with the Company; (d) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; (e) any actions, suits, claims, investigations or proceedings commenced, or to the knowledge of Shareholder or the Company threatened, against, relating to or involving or otherwise affecting the Company or the Business that, if pending on the date of this Agreement, would have been required to have been disclosed herein or that relate to the consummation of the transactions contemplated by this Agreement; and (f) any notice or other communication from any employee or Registered Representative of the Company that he or she intends to resign or retire as a result of the transactions contemplated by this Agreement or otherwise. Notwithstanding anything to the contrary, no notice given by either party shall relieve any breaches of such party under this Agreement.

                  SECTION 7.08      Indemnification.

                  (a) Indemnifiable Breaches. Shareholder shall be liable to and shall indemnify, protect, defend and hold harmless Parent and its Affiliates and their respective successors and the Surviving Corporation and its successors, pursuant to the terms of this Section 7.08, against any and all claims, damages, liabilities and expenses (including reasonable attorneys' fees) (collectively, "Damages") sustained by Parent, its Affiliates or the Surviving Corporation, in excess of insurance proceeds or other amounts actually received by Parent or the Surviving

Corporation, resulting from or in connection with the breach of any representation, warranty, covenant or other agreement made by the Company or Shareholder in or pursuant to this Agreement or any other agreement or instrument executed and delivered by or on behalf of the Company and/or such Shareholder pursuant hereto or in connection herewith (such breaches or failures being hereinafter referred to individually as an "Indemnifiable Breach" and collectively as "Indemnifiable Breaches"); provided, however, that Shareholder shall not be required to pay Parent and/or the Surviving Corporation, and/or their respective Affiliates, as the case may be, pursuant to this Section 7.08 and Section 4.08 of that certain Purchase of LLC Interests Agreement of even date herewith (the "TAM Agreement") between BISYS Insurance Services, Inc., TAM and Shareholder with respect to all Indemnifiable Breaches hereunder and thereunder, an aggregate amount in excess of the sum of (i) One Million Five Hundred Thousand Dollars ($1,500,000) plus (ii) the Purchase Price (as defined in the TAM Purchase Agreement), including without limitation the Contingent Purchase Price, if any, paid to Shareholder, in his capacity as sole shareholder of the Company pursuant to the terms hereof, and in his capacity as member of TAM pursuant to the TAM Purchase Agreement (the "Cap"). Subject to the terms of the sentence immediately following this sentence, the indemnification obligations of Shareholder under this Section 7.08 and Section 4.08 of the TAM Purchase Agreement shall apply to Damages sustained by Parent and/or the Surviving Corporation and their respective Affiliates in respect of Indemnifiable Breaches if and when the aggregate amount of such Damages, in respect of such Indemnifiable Breaches, including insurance proceeds and other amounts actually received by Parent or the Surviving Corporation or their respective Affiliates in connection therewith, exceeds Seventy-Five Thousand Dollars ($75,000) (the "Basket") and in the event the aggregate amount of the Damages, including insurance proceeds and other amounts actually received in connection therewith, sustained by Parent and/or the Surviving Corporation and their respective Affiliates in respect of Indemnifiable Breaches exceeds the Basket, the indemnification obligations of Shareholder under this Section 7.08 and Section 4.08 of the TAM Agreement shall apply to all Damages actually sustained by Parent and/or the Surviving Corporation and their respective Affiliates in respect of Indemnifiable Breaches. Neither the Basket nor the Cap shall apply to Damages resulting from breaches of representations, warranties or covenants regarding title to stock (Section 3.02) and tax matters (Section 3.18), for which Damages Shareholder shall be liable in their entirety. For purposes of this Section 7.08, Indemnifiable

Breaches shall be deemed to be a group of related Indemnifiable Breaches if (i) they pertain to obligations of the Company or Shareholder to a single party or group of affiliated parties or obligations of a single party or group of affiliated parties to the Company or Shareholder, (ii) they pertain to the same or similar transactions or (iii) they involve the same or similar legal or factual issues. Except as otherwise provided herein, the parties agree that Shareholder and Hilary Harrison, collectively, shall not be liable for indemnification obligations under the terms of this Agreement and the TAM Purchase Agreement in excess of the sum of (i) One Million Five Hundred Thousand Dollars ($1,500,000) plus (ii) the Purchase Price (as defined in the TAM Purchase Agreement), including without limitation the Contingent Purchase Price, in the aggregate. Shareholder shall have no indemnification obligations hereunder with respect to any item, matter, circumstance or fact which is accurately disclosed in this Agreement, provided such disclosure includes sufficient information to ascertain its applicability to the representation(s), warranty(ies) and/or Schedule(s) with respect to which it is intended to apply, and provided, further, that the foregoing limitation with respect to indemnification obligations is not intended to apply to a breach of any covenant or other agreement hereunder.

                  (b) Satisfaction of Claims. Subject to the terms of the second sentence of Section 7.08(d) below, Shareholder shall be permitted to satisfy Shareholder's obligation(s) under this Section 7.08(b) in cash or by delivering to Parent or the Surviving Corporation, as the case may be, shares of Parent Common Stock in an amount equal to Shareholder's liability based on a per share value equal to the Effective Time Average Price.

                  (c) Indemnification by Parent. Parent and Acquisition shall be jointly and severally liable to, and shall jointly and severally indemnify, protect, defend and hold harmless Shareholder against any and all claims, damages, liabilities and expenses (including reasonable attorneys' fees) sustained by Shareholder, in excess of insurance proceeds and other amounts actually received in connection therewith, resulting from or in connection with the breach of any representation, warranty, covenant or other agreement made by Parent or Acquisition in or pursuant to this Agreement or any other agreement or instrument executed and delivered by or on behalf of Parent and/or Acquisition pursuant hereto or in connection herewith.

                  (d) Other Remedies. Notwithstanding anything herein to the contrary, any party hereto shall be entitled to (i) seek specific enforcement of the terms and provisions of this Agreement in the event of a breach thereof and
(ii) sue for damages in the event of a wrongful termination of this Agreement in violation of Article IX hereof or the failure to consummate the transactions contemplated hereby through no fault of such party, provided such failure to consummate the transactions contemplated hereby is due to the other party's inaction or failure to take some action which is within such party's control. In the event Parent and/or the Surviving Corporation become entitled to any sums under the terms hereof, Parent and/or the Surviving Corporation shall have the right but not the obligation to set off such liabilities of Shareholder against any existing or future liabilities of Parent or the Surviving Corporation to Shareholder individually, other than against amounts owed by the Surviving Corporation or TAM to Shareholder as compensation for employment. The terms of this Section 7.08 are intended to benefit the parties hereto and any and all claims for indemnification hereunder must be made during the period commencing on the date hereof and continuing until the expiration of two (2) years after the Effective Time.

                  (e) Claim Notice. Any party seeking indemnification hereunder (the "Indemnified Party") shall give to the party obligated to provide indemnification to such Indemnified Party (the "Indemnitor") a written notice (a "Claim Notice") describing in reasonable detail the facts giving rise to any claim for indemnification hereunder and shall include in such Claim Notice the reasonably estimated amount of such claim, if known, and a reference to the provision of this Agreement or of any other agreement, document or instrument executed pursuant hereto or in connection herewith upon which such claim is based; provided, however, that a Claim Notice in respect of any action at law or suit in equity by or against a third person as to which indemnification will be sought shall be given within thirty (30) days after the action or suit has commenced; and provided, further, that failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent it shall have been prejudiced by such failure.

                  (f) Disputed Claims. In the event that the Indemnitor shall in good faith dispute the validity of all or any amount of a claim for indemnification as set forth in the Claim Notice, the Indemnitor shall, within forty-five (45) days of its receipt of the Claim Notice, execute and deliver to the Indemnified Party a notice setting forth with reasonable particularity the grounds and the basis upon which the claim and/or amount of the alleged Damages are disputed (the "Dispute Statement"). In the event the Indemnitor does not dispute the Claim Notice or only disputes a portion of the amount set forth therein, then the amount of the claim described in the Claim Notice or the portion thereof not disputed shall be deemed to be admitted (the "Admitted Liability") and shall, upon the incurring of such Damages, immediately be due and payable to the Indemnified Party by the Indemnitor. In the event the Indemnitor shall within forty-five (45) days of its receipt of the Claim Notice deliver to the Indemnified Party a Dispute Statement, then the portion of the claim described in the Claim Notice that is disputed by the Indemnitor shall not be due and payable, except in accordance with a final and unappealable decision of a court of competent jurisdiction, or a written agreement by the parties stipulating the amount of the Admitted Liability.

                  (g) Third Party Claims. If the Indemnified Party shall receive notice of any claim by a third party which is or may be subject to indemnification (a "Third Party Claim"), the Indemnified Party shall give the Indemnitor prompt written notice of such Third Party Claim and the Indemnitor shall have the right, at its option, to assume the defense and settlement of such Third Party Claim or participate in the defense using counsel of its own choice and at its own expense so long as the Indemnitor agrees in writing in advance that any Damages arising out of such Third Party Claim are covered by the indemnification hereunder; provided, however that the Indemnitor shall not have the right to assume the defense of a Third Party Claim: (i) to the extent such Third Party Claim seeks an injunction, restraining order, declaratory relief or other non-monetary relief and such Third Party Claim, if decided adversely, would have a Material Adverse Effect on the Indemnified Party; or
(ii) if the named parties to any such Third Party Claim (including any impleaded parties) include both the Indemnified Party and the Indemnitor, and (1) the Indemnified Party shall have been advised by counsel that there are one or more legal or equitable defenses available to it which are different from or additional to those available to the Indemnitor, and (2) in the reasonable opinion of counsel for the Indemnified Party, counsel for the Indemnitor would not be able to adequately represent the interests of the Indemnified Party because such interests would materially conflict with those of the Indemnitor and such Third Party Claim, if decided adversely, would have a Material Adverse Effect on the Indemnified Party. Regardless of which party is controlling the defense of a Third Party Claim: (i) the controlling party shall keep the other party fully informed of such Third Party Claim at all stages thereof; (ii) the party not controlling the defense of such Third Party claim shall make available, without charge, to the other party all books and records of such party relating to such Third Party Claim; and (iii) the party not controlling the defense of the Third Party Claim shall cooperate with the other in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnitor in connection therewith. In the event the Indemnitor exercises its right to assume the defense of a Third Party Claim, the Indemnified Party may participate, through counsel of its own choice and at its own expense, in the defense of any Third Party Claim, action or suit as to which the Indemnitor has elected to assume and control the defense thereof and the Indemnitor shall not make any settlement of any such action, suit or proceeding without the written consent of the Indemnified Party, unless the settlement involves only the payment of money by the Indemnitor without prejudice to the Indemnified Party. So long as the Indemnitor is defending in good faith any Third Party Claim as to which indemnification has been sought hereunder, the Indemnified Party shall not settle or compromise any Third Party Claim without the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed.

                  SECTION 7.09 Confidentiality. Except as otherwise provided in that certain Confidentiality Agreement dated October 3, 2000 between TAM and Parent with regard to information about the Company, as amended as of February 20, 2001 (as so amended, the "Confidentiality Agreement"), Parent and Acquisition, on the one hand, and the Company and Shareholder, on the other, shall hold, and shall use their respective commercially reasonable efforts to cause their respective officers, directors, employees, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the other parties furnished to such party in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by the receiving party; (ii) in the public domain through no fault of the receiving party; (iii) later lawfully acquired by such party from sources other than the other parties; or (iv) independently developed by such party without the use of such information; provided that each party may disclose such information to its affiliates and its affiliates' officers, directors, employees, consultants, advisors and agents, lenders and other investors in connection with the transactions contemplated by this Agreement so long as such persons are informed by such party of the confidential nature of such information and are directed by such party to treat such information confidentially. If the transactions contemplated by this Agreement are abandoned, such confidentiality shall be maintained and each party shall, and shall use commercially reasonable efforts to cause its respective officers, directors, employees, consultants, advisors and agents to, destroy or deliver to the other party(s), upon request, all documents and other materials, and all copies thereof, obtained by such party or on its behalf from the other party(s) in connection with this Agreement that are subject to such confidentiality. The terms of this Section 7.09 shall survive indefinitely.

         SECTION 7.10 Covenants of Shareholder. (a) Shareholder hereby agrees not to:

                  (i) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any shares of Company Common Stock owned by Shareholder, other than as provided herein;

                  (ii) grant any proxies or enter into a voting agreement or other arrangement with respect to any shares of Company Common Stock owned by Shareholder, other than as provided herein; or

                  (iii) deposit any shares of Company Common Stock owned by Shareholder into a voting trust.

                  (b) Shareholder hereby agrees not to take any action that would make any representation or warranty herein of Shareholder untrue or incorrect in any material respect or that would have the effect of preventing or disabling Shareholder from performing its obligations under this Agreement.

                  (c) Shareholder hereby waives any and all dissenter's rights with respect to Company Common Stock granted pursuant to Section 48-23-101, et seq. of the BCA.

                  (d) Shareholder hereby agrees to surrender the Certificates owned by Shareholder in exchange for certificates representing shares of Parent Common Stock and cash, if applicable, within one
(1) business day after the Effective Time.

                  (e) Shareholder agrees to vote the shares of Company Common Stock held by Shareholder in favor of the execution, delivery and performance of this Agreement and the consummation of the Merger in accordance with the provisions hereof.

                  SECTION 7.11 Transfer Restrictions After the Effective Time. Shareholder hereby agrees that, from and after the Effective Time, Shareholder shall not offer, sell, or otherwise dispose of the shares of Parent Common Stock received by Shareholder in connection with the Merger other than (i) pursuant to an effective registration statement under the Securities Act, or (ii) otherwise pursuant to an exemption from the registration requirements of the Securities Act.

                  SECTION 7.12 Registration Rights Agreement. Shareholder shall be entitled to certain registration rights, as provided in Exhibit B, attached hereto (the "Registration Rights Agreement"), provided Shareholder executes and delivers to Parent a Registration Rights Agreement and delivers to Parent such other and further information as shall be required by Parent in connection with the registration statement provided for therein.

                  SECTION 7.13 Dispute Resolution. The parties agree to resolve any and all disputes hereunder in the first instance by way of a meeting among the Company, Shareholder and any of their respective financial advisors, on the one hand, and an Executive Vice President and a Vice President, Finance, of Parent or the Surviving Corporation, on the other hand. The party claiming a dispute shall provide prompt written notice thereof to the others, and the parties shall hold a meeting (in person or by telephone conference) to attempt to resolve the dispute within ten (10) business days of receipt of the written notice, unless mutually agreed to otherwise. If the dispute has not been resolved within thirty (30) days of the initial notice, either party may elect to take such action to resolve the dispute as it deems appropriate under the circumstances.

                  SECTION 7.14 Credit for Prior Service. Parent covenants and agrees that, except with respect to the BISYS Employee Stock Purchase Plan, employees of the Company who remain with the Company following the Effective Time shall be entitled to credit for prior service for purposes of all employee benefit plans, including without limitation vacation benefits.

                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

                  SECTION 8.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at the Effective Time of the following condition:

                  (a) no preliminary or permanent injunction or other order, decree or ruling issued by any court of competent jurisdiction nor any statute, rule, regulation or order entered, promulgated or enacted by any governmental, regulatory or administrative agency or authority shall be in effect that would prevent the consummation of the Merger as contemplated hereby.

                  SECTION 8.02 Conditions to the Obligation of the Company and the Shareholders to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

                  (a) Parent and Acquisition shall have performed and complied in all material respects with all obligations and agreements required to be performed and complied with by them under this Agreement at or prior to the Effective Time;

                  (b) the representations and warranties of Parent and Acquisition contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such date, except as otherwise contemplated or permitted by this Agreement;

                  (c) the Company shall have received a certificate signed by an officer of Parent, dated as of the Effective Time, to the effect that the conditions set forth in paragraphs (a) and (b) above have been satisfied, and further to the effect that either (x) all conditions to Parent's and Acquisition's obligation to close hereunder have been satisfied or (y) that certain enumerated conditions have not been satisfied and are being specifically waived in writing by Parent pursuant to the terms hereof;

                  (d) Parent shall have granted to Shareholder the Parent Stock Options;

                  (e) Parent shall have executed and delivered to Shareholder the Registration Rights Agreement substantially in the form of Exhibit B attached hereto;


                  (f) the consent of the NASD to the transactions contemplated hereby shall have been obtained; and

                  (g) the Company shall have received the opinion of Drinker Biddle & Shanley LLP, counsel to Parent and Acquisition, substantially in the form of Exhibit C attached hereto.

                  SECTION 8.03 Conditions to the Obligation of Parent and Acquisition to Effect the Merger. The obligation of Parent and Acquisition to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

                  (a) The Company shall have performed and complied in all material respects with all obligations and agreements required to be performed and complied with by it under this Agreement at or prior to the Effective Time;

                  (b) The representations and warranties of the Company and Shareholder contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such date, except as otherwise contemplated or permitted by this Agreement;

                  (c) Parent shall have received a certificate signed by the President of the Company, dated as of the Effective Time, to the effect that the conditions set forth in paragraphs (a) and (b) above have been satisfied as of the Effective Time and further to the effect that either (x) all conditions to the Company's and Shareholder's obligation to close hereunder have been satisfied or that (y) certain enumerated conditions have not been satisfied and are being specially waived in writing by the Company and Shareholder pursuant to the terms hereof;

                  (d) Parent shall not have received any indication, directly or indirectly, that any Customer or Vendor intends to terminate or materially and adversely alter its relationship with the Company or the Surviving Corporation following the Effective Time;

                  (e) Shareholder shall have executed and delivered an Accredited Investor Certification in the form of Exhibit A attached hereto;

                  (f) Parent shall have performed a complete inspection of all businesses, operations, affairs, books, leases, contracts, commitments, documents, instruments, minutes, records, financial information, properties, personnel and the like of the Company, including without limitation, inspection of customer agreements, vendor agreements, leases, software licenses, financials, asset and liability evaluations and analyses of personnel related issues, and shall be satisfied with the results thereof and the information obtained thereby;

                  (g) Parent and Acquisition shall have received the opinion of Hale Headrick Dewey Wolf Golwen Thornton & Chance, PLLC, counsel to the Company and Shareholder, substantially in the form of Exhibit D attached hereto;

                  (h) Parent shall have determined, in its good faith judgment, that the business of the Company shall have been operated, from December 31, 2000 through the Effective Time, in the normal and ordinary course including, without limitation that no distributions or dividends shall have been declared and/or issued by the Company, other than such as have been disclosed in Schedule 3.23 hereto or disclosed to Parent otherwise in writing, and no stock options or bonuses granted, declared or issued for the officers or employees of the Company and that the Company and Shareholder shall have used their reasonable good faith efforts to preserve the goodwill of the business of the Company and to maintain and keep the assets intact and that no additional liabilities have been incurred, other than in the normal course of business;

                  (i) The Merger shall have been approved by holders of shares representing, immediately prior the Effective Time, one hundred (100%) percent of the outstanding Company Common Stock;

                  (j) The Company shall have received all Required Consents and delivered same to Parent;

                  (k) The Company shall have received any and all requisite spousal consents to the transactions contemplated hereby and delivered same to Parent;

                  (l) the consent of the NASD to the transactions contemplated hereby shall have been obtained;

                  (m) Parent shall have received duly executed resignation letters from all of the directors and certain officers of the Company; and

                  (n) Parent shall have received certificates from the Secretaries of State or other appropriate state authorities certifying as to the good standing of the Company in its state of incorporation and its states of qualification.

                                   ARTICLE IX

                           TERMINATION AND ABANDONMENT

                  SECTION 9.01 Termination and Abandonment. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective
Time:

                         (a) by mutual action of the Boards of Directors of
                  Parent and the Company;

                         (b) by the Company, if all of the conditions set forth
                  in Section 8.03 shall have been complied with and performed and one or more of the conditions set forth in Sections 8.01 and 8.02 shall not have been complied with or performed in any material respect and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by Parent and Acquisition on or before March 31, 2001 (the "Drop Dead Date"); or

                         (c) by Parent or Acquisition, if all of the conditions
                  set forth in Section 8.02 shall have been complied with and performed and one or more of the conditions set forth in Sections 8.01 and 8.03 shall not have been complied with or performed in any material respect and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by the Company on or before the Drop Dead Date.

                  SECTION 9.02 Effect of Termination. Except as provided in
Section 7.09 with respect to confidential information and except as provided in
Section 10.02 hereof with respect to
expenses, in the event of the termination of this Agreement and the abandonment of the Merger pursuant to Section 9.01, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability to any other party hereto or its shareholders or directors or officers in respect thereof, except that nothing herein shall relieve any party from liability for any willful breach hereof. In the event the transactions contemplated hereby are not consummated solely as a result of the Company's failure to satisfy the condition set forth in Section 8.03(m) hereof, such failure shall not constitute a willful breach of the terms hereof.

                                    ARTICLE X

                                  MISCELLANEOUS

                  SECTION 10.01 Survival of Representations and Warranties. The representations and warranties of Shareholder in this Agreement and in any instrument delivered pursuant hereto shall survive the Effective Time for a period of two (2) years, provided that this Section 10.01 shall not limit any covenant or agreement of the parties that by its terms contemplates performances beyond such period.

                  SECTION 10.02 Expenses, Etc. (a) Whether or not the transactions contemplated by this Agreement are consummated, neither the Company and Shareholder, on the one hand, and Parent and Acquisition, on the other hand, shall have any obligation to pay any of the fees and expenses of the other incident to the negotiation, preparation and execution of this Agreement, including, without limitation, the fees and expenses of counsel, accountants, consultants, investment bankers and other experts.

                  (b) No person or entity is entitled to receive from the Company or Parent any investment banking, brokerage or finder's fee or fees for financial consulting or advisory services in connection with this Agreement or the transactions contemplated hereby. Shareholder, on the one hand, and Parent and Acquisition, on the other hand, shall indemnify the other and hold it harmless from and against any claims for finders' fees or brokerage commissions in relation to or in connection with such transactions as a result of any agreement or understanding between such indemnifying party and any third party.

                  SECTION 10.03 Publicity. The Company and Parent agree that they will not issue any press release or make any other public announcement concerning this Agreement or the transactions contemplated hereby without the prior written consent of the other party, except that the Company, Parent or Acquisition may make such public disclosure that it believes in good faith to be required by law (in which event such party shall consult with and obtain input from the other party prior to making such disclosure), subject however, at all times to Parent's right to make any disclosure that it believes in good faith to be required by law, any such input from the Company notwithstanding.

                  SECTION 10.04 Execution in Counterparts. For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  SECTION 10.05 Notices. All notices that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient if given in writing and delivered by hand or national overnight courier service, transmitted by telecopy or mailed by registered or certified mail, postage prepaid, as follows:

                  If to Parent and/or Acquisition, to:

                  The BISYS Group, Inc.
                  Overlook at Great Notch
                  150 Clove Road
                  Little Falls, New Jersey  07424
                  Attention:  Chairman and Chief Executive Officer

                  with a copy to:

                  The BISYS Group, Inc.
                  Overlook at Great Notch
                  150 Clove Road
                  Little Falls, New Jersey  07424
                  Attention:  General Counsel

                  If to the Company or Shareholder, to:

                  The Advanced Markets, LLC
                  42 South McLean Boulevard
                  Memphis, Tennessee  38104
                  Attention: Bruce Harrison

                  with a copy to:

                  Hale Headrick Dewey Wolf Golwen
                    Thornton & Chance, PLLC
                  1727 Kirby Parkway, Suite 150
                  Memphis, Tennessee  38120
                  Attention:  Herbert B. Wolf, Jr.

or such other address or addresses as any party hereto shall have designated by notice in writing to the other parties hereto.

                  SECTION 10.06 Waivers. The Company, on the one hand, and Parent and Acquisition, on the other hand, may, by written notice to the other,
(i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement; (ii) waive any inaccuracies in the representations or warranties of the other contained in this Agreement or in any document delivered pursuant to this Agreement; (iii) waive compliance with any of the conditions of the other contained in this Agreement; or (iv) waive performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

                  SECTION 10.07 Entire Agreement. This Agreement, its Schedules, the documents executed at the Effective Time in connection herewith, including without limitation the documents included as Exhibits hereto, and the Schedules and other agreements and documents executed in connection therewith, including the Restrictive Covenants Agreement and the Confidentiality Agreement, constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof. No representation, warranty, promise, inducement or statement of intention has been made by any party that is not embodied in this Agreement or such other documents, and none of the parties shall be bound by, or be liable for, any alleged representation, warranty, promise, inducement or statement of intention not embodied herein or therein.

                  SECTION 10.08 Applicable Law. Except as otherwise specifically set forth herein, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.

                  SECTION 10.09 Binding Effect, Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and permitted successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective permitted successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  SECTION 10.10 Assignability. Neither this Agreement nor any of the parties' rights hereunder shall be assignable by any party hereto without the prior written consent of the other parties hereto.

                  SECTION 10.11 Amendments. This Agreement may be modified, amended or supplemented at any time by action of the respective Boards of Directors of the Company, Parent and Acquisition, and the Shareholders. Without limiting the generality of the foregoing, this Agreement may only be amended, varied or supplemented by an instrument in writing, signed by all of the parties hereto.

                  SECTION 10.12 Knowledge. To the extent that any representation or warranty of the Company or Shareholder is expressly qualified by reference to the knowledge of such party, such knowledge shall mean the actual knowledge of Shareholder and such knowledge as would ordinarily be known in the ordinary course of business by someone occupying the same or similar position as Shareholder.

                  IN WITNESS WHEREOF, the parties have executed and delivered this Agreement and Plan of Merger as of the day and year first above written.

                               THE BISYS GROUP, INC.


                               By: /s/ Kevin J. Dell
                                   -----------------------------------------
                                   Name: Kevin J. Dell
                                   Title: Executive Vice President
                                BI-PJR-BD, INC.


                               By: /s/ Kevin J. Dell
                                      -----------------------------------------
                                      Name:  Kevin J. Dell
                                      Title: Executive Vice President

                               P.J. ROBB VARIABLE CORP.


                               By: /s/ Bruce Andrew Harrison
                                      -----------------------------------------
                                      Name: Bruce Andrew Harrison
                                      Title: President

                               SHAREHOLDER:


                                   /s/ Bruce Andrew Harrison
                                      -----------------------------------------
                                       Bruce Andrew Harrison
#718817V1

                             INDEX TO DEFINED TERMS


  Term                                                        Section Reference
  ----                                                        -----------------
"Acquisition"                                                 Recitals
"Admitted Liability"                                          7.08(f)
"Affiliate"                                                   3.20
"Agreement"                                                   Recitals
"Aggregate Parent Common Stock                                2.01(e)
   Consideration"
"AMS System"                                                  2.01(b)
"BCA"                                                         Recitals
"Balance Sheet"                                               3.08
"Basket"                                                      7.08(a)
"BD and Insurance Licenses"                                   3.28(b)
"BH Entities"                                                 2.01(b)
"BH Licensed Agents"                                          2.01(d)
"Business"                                                    Recitals
"Cap"                                                         7.08(a)
"Certificate"                                                 2.03(a)
"Charter"                                                     3.06
"Claim Notice"                                                7.08(e)
"Code"                                                        Recitals
"Company"                                                     Recitals
"Company Common Stock"                                        2.01
"Company Intellectual Property"                               3.09
"Company Investments"                                         3.30
"Confidentiality Agreement"                                   7.09
"Constituent Corporations"                                    Recitals
"Contingent Average Price"                                    2.01(e)
"Contingent Consideration"                                    2.01(e)
"Contingent Merger Price"                                     2.01(a)
"Contingent Payment Date"                                     2.01(a)
"Contingent Purchase Price"                                   2.01(b)
"Creditable Net Revenues"                                     2.01(b)
"Customers"                                                   3.11
"Damages"                                                     7.08(a)
"Dispute Statement"                                           7.08(f)
"Drop Dead Date"                                              9.01(b)
"Effective Time"                                              1.03
"Effective Time Average Price"                                2.01(e)
"Effective Time Merger Consideration"                         2.01(e)
"Effective Time Merger Price"                                 2.01(a)
"ERISA"                                                       3.12(b)
"Exchange Act"                                                5.05
"Exchange Shares"                                             2.01(f)
"Exchange Value"                                              2.01(f)
"Filings"                                                     3.32(a)
"Financial Regulatory Authority"                              3.24
"Financial Statements"                                        3.08
"Form ADV"                                                    3.34
"Form BD"                                                     3.34

Term                                                          Section Reference
----                                                          -----------------
"GAAP"                                                        3.08
"Harrison"                                                    Recitals
"Indemnifiable Breach"                                        7.08(a)
"Indemnified Party"                                           7.08(e)
"Indemnitor"                                                  7.08(e)
"Intellectual Property"                                       3.09
"Licenses and Permits"                                        3.28(a)
"Liens"                                                       3.15
"Material Adverse Effect"                                     3.03
"Members"                                                     Recitals
"Merger"                                                      Recitals
"Merger Price"                                                2.01(a)
"NASD"                                                        3.24
"NASDAQ"                                                      2.01(e)
"Net Revenues"                                                2.01(d)
"Off-the-Shelf Software"                                      3.10(a)
"Owned Source Codes"                                          3.10(c)
"Parent"                                                      Recitals
"Parent Common Stock"                                         Recitals
"Parent Public Information"                                   4.04(i)
"Parent Representatives"                                      2.01(d)
"Parent Stock Options"                                        7.06
"Proprietary Software"                                        3.10(a)
"Registered Intellectual Property"                            3.09
"Registered Representatives"                                  3.28(a)
"Registration Rights Agreement"                               7.12
"Related Party Loans"                                         3.31
"Required Consents"                                           3.27
"Restrictive Covenants Agreement"                             7.06
"SEC"                                                         4.04(b)
"Securities Act"                                              4.04(a)
"Shareholder"                                                 Recitals
"Software"                                                    3.10(a)
"Software Contracts"                                          3.10(b)
"Sub"                                                         2.01(b)
"Surviving Corporation"                                       Recitals
"TAM"                                                         2.01(b)
"TAM Purchase Agreement"                                      7.08(a)
"Third Party Claim"                                           7.08(g)
"Vendors"                                                     3.11